Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this

“Amendment”) is dated effective as of November 4, 2022 and entered into by and among, ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (“Company”), GREAT LAKES ENERGY TECHNOLOGIES, LLC, a Wisconsin limited liability company (“Great Lakes”), CLEAN ENERGY SOLUTIONS, LLC, a Wisconsin limited liability company (“Clean Energy”), ORION ASSET MANAGEMENT, LLC, a Wisconsin limited liability company (“Asset Management”), ORION TECHNOLOGY VENTURES, LLC, a Wisconsin limited liability company (“Orion Technology”) and together with the Company, Great Lakes, Clean Energy and Asset Management, collectively, “Existing Borrowers), STAY-LITE LIGHTING, INC., a Wisconsin corporation ("Stay-Lite") and VOLTREK, LLC, a Massachusetts limited liability company ("Voltrek" and together with Stay- Light, the "Additional Borrowers"), and BANK OF AMERICA, N.A., a national banking association, as Lender (“Lender”). Capitalized terms used herein but not otherwise defined shall have their respective meanings as defined in the Loan Agreement (defined below).

RECITALS

WHEREAS, the Existing Borrowers, the Guarantors and the Lender have entered into that certain Loan and Security Agreement dated as of December 29, 2020 (as amended, restated, extended, supplemented or otherwise modified, the “Loan Agreement”).

WHEREAS, the Obligors have requested that (i) the Additional Borrowers be joined to the Loan Agreement as "Borrowers" thereunder (the "Joinder") and (ii) the Lender agree to certain amendments to the Loan Agreement as set forth herein.

WHEREAS, as of the Amendment Effective Date (defined below), the Lender consents to the Joinder and agrees to amend the Loan Agreement, all on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Existing Borrowers, the Additional Borrowers and the Lenders agree as follows:

1.
AMENDMENTS TO THE LOAN AGREEMENT.
1.1
Loan Agreement Amendments. As of the Effective Date (as defined below), the Loan Agreement is hereby amended (a) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), all as set forth in the pages of a conformed copy of the Loan Agreement attached as Annex I hereto and (b) to amend and restate Schedules 7.8.1, 8.5, 8.6.1, 9.1.4., 9.1.11, 9.1.14 and 10.2.2 to the Loan Agreement as set forth on Annex II hereto (the “Amended Loan Agreement”).

1.2
No Novation. The execution and delivery of this Amendment shall not constitute a novation or termination of the Loan Agreement or of the credit facility or any other Loan Document thereunder or in respect thereof. Notwithstanding that the cover page of the Loan Agreement is dated “as of December 29, 2020”, the changes to the Loan Agreement effected by this Amendment shall be effective as of the satisfaction of the conditions to effectiveness set forth in Section 3 of this Agreement.

The signature pages to the Loan Agreement may be omitted or modified, however to reflect the parties to the Amended Loan Agreement, and the execution and delivery of this Amendment shall be deemed to be an execution and delivery of the Amended Loan Agreement

2.
JOINDER OF ADDITIONAL BORROWERS.
2.1
Loan Agreement. Each Additional Borrower agrees to, and does hereby, become a “Borrower” under the Loan Agreement and become bound by the Loan Agreement with the same force and effect as if it were an original party to the Loan Agreement. Each party hereto hereby acknowledges and agrees that each reference in the Loan Agreement to a “Borrower” shall also mean and be a reference to each Additional Borrower.

2.2
Joint and Several Liability. Without limiting the generality of the foregoing, subject to and in accordance with the Loan Agreement, each Additional Borrower hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations of each Borrower to Lender arising under the Loan Agreement and any other Loan Document (and, for the avoidance of doubt, each of the Existing Borrowers hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations of each Additional Borrower to Lender arising under the Loan Agreement and any other Loan Document).

2.3
Security Interests. Without limiting the generality of the foregoing, subject to and in accordance with Section 7 of the Loan Agreement, each Additional Borrower hereby assigns and pledges to Lender, its successors and assigns, for the ratable benefit of the Secured Parties and hereby grants to Lender, as security for the payment or performance in full of the Obligations, a security interest in and Lien on all right, title and interest of each Additional Borrower in, to and under any and all of the Collateral now owned or at any time hereafter acquired by each Additional Borrower or in which each Additional Borrower now has or at any time in the future may acquire any right, title or interest.

2.4
Representations and Warranties. Each Additional Borrower represents, warrants, acknowledges and affirms with respect to itself and its properties, that each of the representations and warranties contained in the Loan Agreement and the other Loan Documents as it relates to such Additional Borrower is true and correct in all material respects (except where any such representation or warranty is otherwise qualified by materiality, in which case such representation or warranty is true and correct in all respects) as of the date hereof, with the same effect as though such representation had been made on and as of the date hereof after giving effect to the joinder of each Additional Borrower as an additional Borrower and Obligor under the Loan Agreement and the other Loan Documents.

2.5
Loan Documents. Each Additional Borrower agrees to be obligated and bound by all the terms, provisions and covenants under each of the Loan Documents which are binding on each Existing Borrower.

2.6
Acknowledgement. Each Existing Borrower hereby acknowledges and consents to the Loan Documents, as supplemented by this Joinder Agreement, and confirms and ratifies in all respects the Obligations of each Existing Borrower under the Loan Documents to which it is a party, as so supplemented, which shall remain in full force and effect.

2.7
Borrower Agent. The Additional Borrower hereby appoints the Borrower Agent as representative and agent for all purposes under the Loan Documents as further specified in Section 4.3 of the Loan Agreement.

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3.
CONDITIONS.

3.1
Effectiveness. This Amendment shall become effective upon receipt by the Lender of the following in form and substance acceptable to the Lender (the “Amendment Effective Date”):

(a)
a duly executed counterpart of this Amendment which, when taken together, bears the authorized signatures of each Existing Borrower, each Additional Borrower and the Lender;

(b)
with respect to each Additional Borrower, Lender shall have received, in proper form for filing or recording, all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Lender that such Liens are the only Liens upon the Collateral, except Permitted Liens;

(c)
Lender shall have received a certificate, in form and substance satisfactory to it, from a knowledgeable officer of the Borrower Agent certifying that, after giving effect to this Amendment, (i) no Default or Event of Default exists and (ii) the representations and warranties set forth in the Loan Agreement are true and correct in all material respects;

(d)
Lender shall have received a certificate of a duly authorized officer of each Borrower, certifying (i) that the copies thereto attached of the Borrower’s organization documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that a thereto attached copy of resolutions authorizing the Joinder and the execution and delivery of this Amendment is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, revoked or contradicted by any other resolution; and (iii) to the title, name and signature of each Person authorized to sign this Amendment and other Loan Documents;

(e)
Lender shall have received a written opinion of Reinhart Boerner Van Deuren s.c., as counsel to Borrowers, as well as of any local counsel to the Borrowers, in form and substance reasonably satisfactory to Lender;

(f)
Lender shall have received good standing certificates for each Additional Borrower issued by the Secretary of State or other appropriate official of such Additional Borrower’s jurisdiction of organization and each jurisdiction where such Additional Borrower’s conduct of business or ownership of Property necessitates qualification and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(g)
Lender shall have received, in satisfactory form and substance, all documentation and information required to comply with any obligations under any "know your customer," anti-money laundering or other requirements of Applicable Law or other requirements set forth in Section 12.17 of the Loan Agreement; and

(h)
copies of such other documents and information as the Lender may reasonably request.

4.
Post-Closing Covenants.

(a)
Within ten (10) days of the Effective Date, the Borrowers shall deliver evidence of property insurance and liability insurance in form and substance satisfactory to the Lender in its sole discretion, which shall list the Lender, as Lender Loss Payee and an Additional Insured, respectively.

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(b)
Within thirty (30) days of the Effective Date (or such longer period of time as the Lender may agree in writing in its sole discretion), Voltrek shall either (i) deliver or cause to be delivered to the Lender the fully-executed Deposit Account Control Agreement with respect to the checking account maintained at Enterprise Bank, duly executed by Enterprise Bank, Voltrek and the Lender or (ii) deliver evidence of the establishment of standing instructions that require Enterprise Bank to sweep, on a weekly basis, all funds in the checking account maintained at Enterprise Bank in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) to a Controlled Account, in each case, in form and substance satisfactory to Lender in its sole discretion.

5.
REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS. In order to

induce the Lender to enter into this Amendment, each Obligor that is party to this Amendment represents and warrants to the Lender that the following statements are true, correct and complete as of the Amendment Effective Date after giving effect to this Amendment:

5.1
Power and Authority. Each Obligor has all corporate power and authority to enter into this Amendment.

5.2
Corporate Action. The execution and delivery of this Amendment and the performance of the obligations of each Obligor hereunder and under the Amended Loan Agreement have been duly authorized by all necessary corporate action on the part of such Obligor.

5.3
No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and each Obligor’s performance of this Amendment and the Amended Loan Agreement do not (a) require any consent or approval of any holders of Equity Interests of such Obligor, other than those already obtained, (b) contravene the Organic Documents of any Obligor, (c) violate or cause a default under any Applicable Law or Material Contract, or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

5.4
Execution, Delivery and Enforceability. This Amendment has been duly executed and delivered by each Obligor and is the legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally.

5.5
No Default or Event of Default. No event or circumstance has occurred and is continuing that constitutes a Default or Event of Default.

5.6
Representations and Warranties. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

6.
EFFECT OF AMENDMENT; RATIFICATION. From and after the Amendment Effective Date, all references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended hereby. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

7.
APPLICABLE LAW.

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7.1
THIS AMENDMENT AND ALL CLAIMS, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS

7.2
EACH OBLIGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER COOK COUNTY, ILLINOIS AND THE NORTHERN DISTRICT OF ILLINOIS, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. OF THE LOAN AGREEMENT.

8.
NO WAIVER. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Obligor.

9.
COMPLETE AGREEMENT. This Amendment constitutes a Loan Document and, together with all other Loan Documents, sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.

10.
CAPTIONS; COUNTERPARTS. The headings and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

11.
REAFFIRMATION. Each Obligor hereby consents to the Joinder and this Amendment and the transactions contemplated hereby and hereby confirms its respective pledges, grants of security interests and other obligations (including, with respect to the Guarantors, their guaranty obligations) under the Loan Agreement and each Loan Document to which such Obligor is a party, as applicable, under and subject to the terms of the Loan Agreement and the other Loan Documents, and agrees that, notwithstanding the effectiveness of the Amendment, such pledges, grants of security interests and other obligations, and the terms of the Loan Agreement and the other Loan Documents, are not impaired or affected in any manner whatsoever, except as expressly set forth herein, and shall continue to be in full force and effect and shall also secure all obligations as amended, reaffirmed, increased or otherwise modified pursuant to the Amendment.

12.
RELEASE. For and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Lenders and each of its Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent

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or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Lender contained therein, or the possession, use, operation or control of any of the assets of each Obligor, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the Amendment Effective Date. As to each and every claim released hereunder, each Obligor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein.

[Signatures follow; remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

EXISTING BORROWERS:

ORION ENERGY SYSTEMS, INC.

By: /s/ Per Brodin Name: Per Brodin

Title: Chief Financial Officer

GREAT LAKES ENERGY TECHNOLOGIES, LLC

By: /s/ Per Brodin Name: Per Brodin

Title: Chief Financial Officer

CLEAN ENERGY SOLUTIONS, LLC

By: /s/ Per Brodin Name: Per Brodin

Title: Chief Financial Officer

ORION ASSET MANAGEMENT, LLC

By: /s/ Per Brodin Name: Per Brodin

Title: Chief Financial Officer

ORION TECHNOLOGY VENTURES, LLC

By: /s/ Per Brodin Name: Per Brodin

Title: Chief Financial Officer

Signature Page to Amendment No. 1 to Loan and Security Agreement

ADDITIONAL BORROWERS:

STAY-LITE LIGHTING, INC.

By: /s/ Per Brodin Name: Per Brodin

Title: Treasurer and Secretary

VOLTREK, LLC

By: /s/ Per Brodin Name: Per Brodin

Title: Treasurer and Secretary

Signature Page to Amendment No. 1 to Loan and Security Agreement

LENDER:

BANK OF AMERICA, N.A.

By: /s/ Jonah Vogt Name: Jonah Vogt

Title:_ Vice President

Signature Page to Amendment No. 1 to Loan and Security Agreement

ANNEX I

Amended Loan Agreement

See attached

~~[EXECUTION VERSION]~~ANNEX I

to First Amendment to Loan and Security Agreement

dated November 4, 2022

LOAN AND SECURITY AGREEMENT

Dated as of December 29, 2020

ORION ENERGY SYSTEMS, INC., GREAT LAKES ENERGY TECHNOLOGIES, LLC,

CLEAN ENERGY SOLUTIONS, LLC, ORION ASSET MANAGEMENT, LLC,

~~and~~

ORION TECHNOLOGY VENTURES, LLC, STAY-LITE LIGHTING, INC.

and

VOLTREK, LLC

as Borrowers,

BANK OF AMERICA, N.A.,

as Lender

Page

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION 1

1.1.
Definitions 1
1.2.
Accounting Terms 23
1.3.
Uniform Commercial Code ~~23~~24
1.4.
Certain Matters of Construction ~~23~~24
1.5.
Division 24
1.6.
Currency Equivalents 24

SECTION 2. CREDIT FACILITIES 25

2.1.
Loan Commitment 25
2.2.
Letter of Credit Facility 25

SECTION 3. INTEREST, FEES AND CHARGES ~~26~~27

3.1.
Interest. ~~26~~27
3.2.
Fees. ~~27~~28
3.3.
Computation of Interest, Fees, Yield Protection 28
3.4.
Reimbursement Obligations 28
3.5.
Illegality ~~28~~29
3.6.
Inability to Determine Rates; Replacement of ~~LIBOR~~Term SOFR 29
3.7.
Increased Costs; Capital Adequacy. ~~31~~30
3.8.
Mitigation ~~32~~31
3.9.
Funding Losses ~~32~~31
3.10.
Maximum Interest 32

SECTION 4. LOAN ADMINISTRATION 32

4.1.
Manner of Borrowing and Funding Loans 32
4.2.
Number and Amount of ~~LIBOR~~Term SOFR Loans; Determination of Rate ~~33~~32
4.3.
Borrower Agent 33
4.4.
One Obligation 33
4.5.
Effect of Termination 33

SECTION 5. PAYMENTS ~~34~~33

5.1.
General Payment Provisions ~~34~~33
5.2.
Repayment of Loans 34
5.3.
Payment of Other Obligations 34
5.4.
Marshaling; Payments Set Aside 34
5.5.
Dominion Account 34
5.6.
Account Stated 34
5.7.
Taxes. ~~35~~34
5.8.
Nature and Extent of Each Borrower’s Liability 36

SECTION 6. CONDITIONS PRECEDENT 38

6.1.
Conditions Precedent to Initial Loans 38
6.2.
Conditions Precedent to All Credit Extensions 39

SECTION 7. COLLATERAL 40

7.1.
Grant of Security Interest 40
7.2.
Lien on Deposit Accounts; Cash Collateral. ~~41~~40
7.3.
[Reserved]. 41

i -i-

(continued)

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7.4.
Other Collateral 41
7.5.
Limitations 41
7.6.
Further Assurances; Extent of Liens ~~42~~41
7.7.
Foreign Subsidiary Stock ~~42~~41
7.8.
Pledge Equity Interest and Pledge Debt Instruments. ~~42~~41 SECTION 8. COLLATERAL ADMINISTRATION 43
8.1.
Borrowing Base Reports 43
8.2.
Accounts. 43
8.3.
Inventory. 44
8.4.
Equipment. ~~45~~44
8.5.
Deposit Accounts 45
8.6.
General Provisions 45
8.7.
Power of Attorney 46

SECTION 9. REPRESENTATIONS AND WARRANTIES ~~47~~46

9.1.
General Representations and Warranties ~~47~~46
9.2.
Complete Disclosure 51

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS 51

10.1.
Affirmative Covenants 51
10.2.
Negative Covenants 54
10.3.
Financial Covenants ~~58~~57 SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT 58
11.1.
Events of Default 58
11.2.
Remedies upon Default 59
11.3.
License 60
11.4.
Setoff 60
11.5.
Remedies Cumulative; No Waiver 60

SECTION 12. MISCELLANEOUS ~~61~~60

12.1.
Amendments and Waivers. ~~61~~60
12.2.
Indemnity ~~61~~60
12.3.
Notices and Communications 61
12.4.
Performance of Borrowers’ Obligations 62
12.5.
Credit Inquiries 62
12.6.
Severability 62
12.7.
Cumulative Effect; Conflict of Terms 62
12.8.
Execution; Electronic Records 62
12.9.
Entire Agreement 63
12.10.
No Control; No Advisory or Fiduciary Responsibility 63
12.11.
Confidentiality 63
12.12.
[Reserved.] ~~64~~63
12.13.
GOVERNING LAW 64
12.14.
Consent to Forum 64
12.15.
Waivers by Borrowers 64
12.16.
Acknowledgement Regarding Supported QFCs ~~65~~64

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(continued)

Page

12.17.
Patriot Act Notice; Beneficial Ownership Regulation 65
12.18.
NO ORAL AGREEMENT ~~66~~65

~~Page~~

LIST OF SCHEDULES

Schedule 7.8.1 Pledged Interests

Schedule 8.5 Deposit Accounts

Schedule 8.6.1 Business Locations Schedule 9.1.4 Names and Capital Structure

Schedule 9.1.5 Real Estate in Special Flood Hazard Zone Schedule 9.1.11 Patents, Trademarks, Copyrights and Licenses Schedule 9.1.14 Environmental Matters

Schedule 9.1.15 Restrictive Agreements Schedule 9.1.16 Litigation

Schedule 9.1.18 Pension Plans

Schedule 10.2.2 Existing Liens

Schedule 10.2.17 Existing Affiliate Transactions

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of December 29, 2020, among ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (“Company”), GREAT LAKES ENERGY TECHNOLOGIES, LLC, a Wisconsin limited liability company (“Great Lakes”), CLEAN ENERGY SOLUTIONS, LLC, a Wisconsin limited liability company (“Clean Energy”) and ORION ASSET MANAGEMENT, LLC, a Wisconsin limited liability company (“Asset Management”), ORION TECHNOLOGY VENTURES, LLC, a Wisconsin limited liability company (“Orion Technology”), STAY-LITE LIGHTING, INC., a Wisconsin corporation ("Stay-Lite") and VOLTREK, LLC, a Massachusetts limited liability company ("Voltrek" and together with the Company, Great Lakes and Clean Energy, Asset Management, Orion Technology and Stay-Lite, collectively, “Borrowers”), and BANK OF AMERICA, N.A., a national banking association (including any Lending Office, “Lender”).

R E C I T A L S:

Borrowers have requested that Lender provide a credit facility to Borrowers to finance their mutual and collective business enterprise. Lender is willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1.
Definitions

. As used herein, the following terms have the meanings set forth below:

Accounts Formula Amount: 85% of the Value of Eligible Accounts; provided, however, that, notwithstanding the proviso to the definition of "Borrowing Base", until an initial field examination is conducted with respect to the Accounts owned by Stay-Lite and Voltrek (the “Initial Examination”), 80% of the Value of Eligible Accounts of Stay-Lite and Voltrek shall be included in the calculation of the Accounts Formula Amount and after the completion of the Initial Examination, 85% of the Value of Eligible Accounts of Stay-Lite and Voltrek shall be included in the calculation of the Accounts Formula Amount; provided further, however, that if the Initial Examination is not completed prior to June 30, 2023, the Value of all Eligible Accounts of Stay-Lite and Voltrek not subject to a completed Initial Examination shall be excluded from the calculation of Accounts Formula Amount until such Initial Examination is completed.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary with another Person.

Affiliate: with respect to a specified Person, any other Person that directly, or indirectly through intermediaries, Controls, is Controlled by or is under common Control with the specified Person.

Allocable Amount: as defined in Section 5.8.3.

Amendment Effective Date: as defined in the Amendment No. 1.

Amendment No. 1: that certain Amendment No. 1 to Loan and Security Agreement, by and among the Borrowers and the Lender.

Anti-Corruption Law: any law relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, UK Bribery Act 2010 and Patriot Act.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot

Act.

Applicable Concentration Percentage: with respect to (a) a Specified Account Debtor, 100%, (b) Tier I Account Debtors, 70%, (c) Tier II Account Debtors, 40% and (d) Tier III Account Debtors, 30%. All percentages set forth in this definition may be increased or decreased from time to time by Lender in its Permitted Discretion.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: the margin set forth below, as determined by the average daily Availability for the last Fiscal Quarter:

Level	Average Availability	~~LIBOR~~Term SOFR Loans	Base Rate Loans
I	> 66% of the Borrowing Base	1.50%	0.50%
II	> 33% of the Borrowing Base and < 66% of the Borrowing Base	1.75%	0.75%
III	< 33% of the Borrowing Base	2.00%	1.00%

Until receipt of the Borrowing Base Report for the calendar month ending March 31, 2021, margins shall be determined as if Level II were applicable. Thereafter, margins shall be subject to increase or decrease by Lender on the first day of the calendar month following each Fiscal Quarter end based upon the Average Availability for such Fiscal Quarter. If Lender is unable to calculate Average Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report as of the last day of the calendar month for the Fiscal Quarter then ending when required hereunder, then, at the option of Lender, margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property, including any disposition in connection with a sale-leaseback transaction, synthetic lease or statutory division of a limited liability company.

Availability: the Borrowing Base minus Revolver Usage.

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) liabilities secured by Liens upon Collateral that are or may be senior to Lender’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (e) the Dilution Reserve; and (f) additional reserves, in such amounts and with respect to such matters, as Lender in its Permitted Discretion may elect to impose from time to time.

Average Availability: for any period, the result, expressed as a percentage, of (a) the average daily Borrowing Base during such period minus the average daily Revolver Usage during such period, divided by (b) the average daily Borrowing Base during such period.

Bank Product: any of the following products or services extended to an Obligor or Affiliate of an Obligor by Lender or any of its Affiliates: (a) Cash Management Services; (b) Swaps; (c) commercial credit card and merchant card services; and (d) supply chain finance, credit insurance, leases and other banking products or services, other than Letters of Credit.

Bank Product Debt: Debt, obligations and other liabilities of an Obligor or Affiliate of an Obligor with respect to Bank Products.

Bank Product Reserve: the aggregate amount of reserves established by Lender from time to time in its Permitted Discretion with respect to Bank Product Debt.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day;

(b) the Federal Funds Rate for such day, plus 0.50%; or (c) ~~LIBOR~~Term SOFR for a one month interest period as of such day~~, plus 1.0%~~; provided, that in no event shall the Base Rate be less than zero.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Lender.

Beneficial Ownership Regulation: 31 C.F.R. §1010.230.

Benefit Plan: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA,

(b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such employee benefit plan or plan.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or

(iv) was issued or assumed as full or partial payment for Property; (b) Finance Leases; (c) letter of credit reimbursement obligations; and (d) guaranties of any of the foregoing owing by another Person.

Borrower Agent: as defined in Section 4.3.

Borrower Materials: Borrowing Base Reports, Compliance Certificates, Notices of Borrowing, Notices of Conversion/Continuation, and other information, reports, financial statements and materials delivered by Obligors under the Loan Documents.

Borrowing: Loans made or converted together on the same day, with the same interest option and, if applicable, Interest Period.

Borrowing Base: on any date of determination, an amount equal to (a) the lesser of (i) the Commitment; or (ii) the sum of (A) the Accounts Formula Amount, plus (B) the Inventory Formula Amount, plus (~~c~~C) the Eligible Cash Amount minus (b) Availability Reserves established by the Lender from time to time; provided, however, that no Accounts or Inventory acquired in a Permitted Acquisition, other Investment or otherwise outside the ordinary course of business shall be included in the calculation of the Borrowing Base until completion of an initial field examination or appraisal with respect to such Inventory and Accounts, as applicable (which initial field examination or appraisal shall not be included in the limits on the number of examinations and appraisals provided in Section 10.1.1(b).

Borrowing Base Report: a report of the Borrowing Base, in form and substance satisfactory to

Lender.

Business Day: any day that is not a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and Illinois~~; and if such day relates to a LIBOR Loan, is a day on which dealings in Dollar deposits are conducted in the London interbank market~~.

Capital Expenditures: all expenditures made by a Borrower or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, but excluding expenditures (a) made in connection with the replacement, substitution or restoration of assets to the extent (i) financed from insurance proceeds or awards of compensation (or other similar recoveries) used to replace or restore an asset as set forth in Section 8.6.2, or (ii) financed with cash proceeds of Asset Dispositions of similar assets permitted under this Agreement, to the extent consummated substantially contemporaneously with receipt of such proceeds or (b) constituting the capitalization of non-cash leasehold improvements.

Cash Collateral: cash delivered to Lender to Cash Collateralize any Obligations, and all interest, dividends, earnings and other proceeds relating thereto.

Cash Collateralize: the delivery of cash to Lender, as security for the payment of Obligations, in an amount equal to (a) 105% of LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including fees, expenses, indemnification obligations and Obligations arising under Bank Products), Lender’s good faith estimate of the amount due or to become due. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Lender or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Lender or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any

Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) Company ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in each other Borrower; (b) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly of 30% or more of the Equity Interests of Company having the right to vote for the election of members of the Board of Directors of Company; (c) a majority of the members of the Board of Directors of each Borrower do not constitute Continuing Directors; or (d) the sale or transfer of all or substantially all assets of a Borrower, except to another Borrower.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to

(a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

CME: CME Group Benchmark Administration Limited.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property, in each case other than to the extent constituting Excluded Property, that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: Lender’s obligation to make Loans and to issue Letters of Credit in an aggregate amount up to $25,000,000.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. §1 et seq.).

Compliance Certificate: a certificate, in form and substance satisfactory to Lender in its Permitted Discretion, by which Borrowers certify (a) compliance with Section 10.3 (or, if a Fixed Charge Trigger Period is not in effect, limited to a certified calculation of (and not compliance with) the Fixed Charge Coverage Ratio), (b) that no Default or Event of Default has occurred and (c) that no Obligor has changed its name, organizational form or jurisdiction of organization except as disclosed in writing in such certificate.

Conforming Changes: with respect to use, administration of or conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of Base Rate, SOFR, Term SOFR and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters

(including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Lender's discretion, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Lender determines is reasonably necessary in connection with the administration of any Loan Document).

Communication: any notice, request, election, representation, certificate, report, disclosure, authorization, or other statement or information relating hereto, including any Loan Document or Borrower Materials.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligation”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; or (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Continuing Director: (a) any member of the Board of Directors who was a director (or comparable manager) of Company on the date of this Agreement and (b) any individual who becomes a member of the Board of Directors of Company after the date of this Agreement if such individual was approved, appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, excluding any such individual originally proposed for election in opposition to the Board of Directors in office on the date of this Agreement in an actual or threatened election contest relating to the election of directors (or comparable managers) of Company and whose initial assumption of office resulted from such contest or the settlement thereof.

Control: possession, directly or indirectly, of the power to direct or cause direction of a Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise.

Covered Entity: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R.

§252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or

(c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).

Daily Simple SOFR: with respect to any applicable determination date, SOFR published on such date on the FRBNY website (or any successor source satisfactory to Lender).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, excluding trade payables incurred and being paid in the Ordinary Course of Business, accrued expenses incurred in the Ordinary Course of Business, deferred revenue incurred in the Ordinary Course of Business and Operating Leases (but including Finance Leases); (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreement: control agreement satisfactory to Lender executed by an institution maintaining a Deposit Account for an Obligor, to perfect Lender’s Lien on such account.

Dilution Percent: the percent, determined for Borrowers’ most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

Dilution Reserve: a reserve established by the Lender in its Permitted Discretion in an amount not greater than the Value of all Eligible Accounts multiplied by 1.0% for each percentage point (or fraction thereof) that the Dilution Percent exceeds 5.0%.

Distribution: any declaration or payment of a distribution, interest or Dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dividend: as defined in Section 7.8.4. Dollars: lawful money of the United States.

Dominion Account: a special account established by Borrowers at Lender or a bank acceptable to Lender, over which Lender has exclusive control for withdrawal purposes.

Dominion Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability is at any time is less than the greater of (A) 15% of the Commitment or (B)

$3,000,000 and (b) continuing until the date that, during each of the preceding 30 consecutive days both

(i) no Event of Default has occurred and (ii) Availability has been greater than the greater of (A) 15% of the Commitment and (B) $3,000,000 for each such day, provided that Dominion Trigger Periods shall not end more than two times in any calendar year.

EBITDA: determined on a consolidated basis for Borrowers and Subsidiaries for any period, an amount equal to the sum of the following for such period (a) net income calculated before interest expense (net of interest income), provision for income taxes (net of refunds), depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, losses arising from the write-down of assets (other than write-down or write-off of inventory), any extraordinary gains, and any extraordinary losses, plus (b) one-time fees costs and expenses incurred in connection with the consummation of the transactions contemplated hereby in an amount not to exceed $225,000 plus (c) non-cash Equity Interest based compensation expense plus (d) the Voltrek and Stay-Lite Earn-Out Obligations minus (d) any non-cash gains or income, in each case for all of the foregoing, to the extent included in determining net income.

Electronic Copy: as defined in Section 12.8.

Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Lender, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 20% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds the Applicable Concentration Percentage of the aggregate of all Eligible Accounts; (d) it does not conform in all material respects with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is the target of any Sanction or on any specially designated nationals list maintained by OFAC; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Lender) or credit insurance satisfactory in all respects to Lender; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Lender in compliance with the federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Lender, or is subject to any other Lien other than Permitted Liens that do not have priority over the Lender’s Lien; (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale or return, sale on approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage other than Eligible Progress Billings or relates to services for which a performance, surety or completion bond or similar assurance has been issued; or (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Cash Amount: the lesser of (a) the balance of all cash and cash equivalents of the Borrowers deposited in a Qualified Account and (b) 25% of the Borrowing Base determined without giving effect to the Eligible Cash Amount.

Eligible Inventory: Inventory owned by a Borrower that Lender, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from an entity that is the target of any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law; (f) conforms, in all material respects, with the covenants and representations herein; (g) is subject to Lender’s duly perfected, first priority Lien, and no other Lien other than Permitted Liens that do not have priority over the Lender’s Lien; (h) is within the continental United States or Canada, is not in transit except between locations of Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Lender’s right to dispose of such

Inventory, unless Lender has received an appropriate Lien Waiver; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and (l) is reflected in the details of a current perpetual inventory report.

Eligible Progress Billings: Accounts that otherwise would constitute Eligible Accounts but for the fact they represent progress billings or retainage and as to which any applicable work order has been completed and any applicable certificate of completion or substantial completion has been issued or commissioning has occurred.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in an Insolvency Proceeding or otherwise.

Environmental Laws: Applicable Laws (including programs, permits and guidance promulgated by regulators) relating to public health (other than occupational safety and health regulated by OSHA) or the protection or pollution of the environment, including the Resource Conservation and Recovery Act (42 U.S.C. §§6991-6991i), Clean Water Act (33 U.S.C. §1251 et seq.) and CERCLA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or

(d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) filing of a notice of intent to terminate, treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

Event of Default: as defined in Section 11.

Excluded Deposit Account: any Deposit Account of an Obligor that is used as (a) a payroll, pension, trust, or employee benefits or related employee benefit account, to the extent used solely for such purposes, (b) a withholding, tax, escrow, and fiduciary account, to the extent used solely for such purposes, (c) zero balance disbursement accounts and (d) petty cash or similar accounts in which the amounts deposited do not exceed $50,000 in such accounts.

Excluded Property: collectively, (a) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that upon submission and acceptance by the United States Patent and Trademark Office of such intent-to-use trademark applications, such intent-to-use trademark applications shall automatically be included in the definition of Collateral and shall automatically be included in the grant of security interest under Section 5.1 hereof), (b) all Excluded Deposit Accounts, (c) any lease, license, contract, permit, letter of credit, instrument, agreement or other property right to which a Obligor is a party or any of its rights or interests thereunder if and to the extent that the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of a Obligor therein or (ii) result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, permit, agreement or other property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law); provided, however, that such security interest or lien (x) shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall no longer exist or be remedied, (y) to the extent severable, shall attach immediately to each term of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above and (z) shall attach immediately to each such lease, license, contract, property rights or agreement to which the account debtor or a Obligor’s counterparty has consented to such attachment, and (d) so long as no Event of Default exists, more than sixty-five percent (65%) of the equity interests of a Foreign Subsidiary. For the avoidance of doubt, and the foregoing to the contrary notwithstanding, no Account or Proceeds shall be Excluded Property for purposes hereof.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a hedge agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Taxes: (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; and (b) U.S. federal withholding Taxes imposed pursuant to FATCA. In no event shall “Excluded Taxes” include any withholding Tax imposed on amounts paid by or on behalf of a foreign Obligor.

Extraordinary Expenses: all costs, expenses or advances incurred by Lender during a Default or Event of Default or an Obligor’s Insolvency Proceeding, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for

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sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Lender, any Obligor, any creditor(s) of an Obligor or any other Person) in any way relating to any Collateral, Lender’s Lien, Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) exercise of any rights or remedies of Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, reasonable legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate: ~~(a)~~for any day, the ~~weighted average of interest rates on overnight federal~~ funds transactions with members of the Federal Reserve System on the applicable day (or the preceding Business Day, if such day is not a Business Day), as published by the Federal Reserve Bank of New York ~~on the next Business Day; or (b) if the rate is not so published, the average per annum rate (rounded up to~~ the nearest 1/8 of 1%) charged to Lender on the applicable day on such transactions, as determined by ~~Lender~~per annum rate calculated by FRBNY based on such day's federal funds transactions by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day by FRBNY as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than zero.

Fee Letter: the Fee Letter dated as of the date hereof between Borrower Agent and Lender.

Finance Lease: any lease which qualifies as a finance lease in accordance with ASC 842 under

GAAP.

Financial Covenant Trigger Period: the period (a) commencing on any day that Availability at any time is less than the greater of (i) 15% of the Revolver Commitments or (ii) $3,000,000 and (b) continuing until the date that, during each of the preceding 30 consecutive days, (i) Availability has been greater than the greater of (A) 15% of the Commitment and (B) $3,000,000 for each such day and (ii) no Event of Default has occurred.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year. Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes,

ending on March 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent 12 months, of (a) EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Loans) minus cash income taxes paid minus Distributions paid in cash to (b) Fixed Charges.

Fixed Charges: the sum of cash interest expense (other than payment-in-kind) and scheduled principal payments made on Borrowed Money.

Flood Laws: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.

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FLSA: the Fair Labor Standards Act of 1938.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

FRBNY: Federal Reserve Bank of New York.

Full Payment: with respect to any Obligations, (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding), but excluding contingent indemnification obligations for which no claim has been asserted;

(b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Lender in its Permitted Discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Lender arising on or before the payment date. The Loans shall not be deemed to have been paid in full unless the Commitment is terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time. Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of,

registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Guarantor Payment: as defined in Section 5.8.3.

Guarantors: each Person that guarantees payment or performance of Obligations, including pursuant to Section 10.1.9.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Lender.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Lender, other Secured Parties, and their officers, directors, employees, Affiliates and Lender Professionals.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Inspection Trigger Event: (a) an Event of Default occurs or (b) Availability at any time is less than

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the greater of (A) 20% of the Commitment and (B) $4,000,000.

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Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Payment Date: ~~(a) for each LIBOR Loan, the last day of the applicable Interest Period and, if the Interest Period is more than three months, each three month anniversary of the beginning of the Interest Period; and (b) for all other Loans,~~means the first day of each calendar month.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Formula Amount: the lesser of (a) 65% of the Value of Eligible Inventory or (b) 85% of the NOLV Percentage of the Value of Eligible Inventory.

Inventory Reserve: reserves established by Lender in its Permitted Discretion to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person, or an advance or capital contribution to or other investment in a Person.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Lender, as security for any Obligations.

IRS: the United States Internal Revenue Service.

ISDA Definitions: 2006 ISDA Definitions (or successor definitional booklet for interest rate derivatives) published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time.

LC Application: an application by Borrower Agent to Lender for issuance of a Letter of Credit, in form and substance satisfactory to Lender.

LC Conditions: upon giving effect to issuance of a Letter of Credit, (a) the conditions in Section 6 are satisfied; (b) total LC Obligations do not exceed the Letter of Credit Subline and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency satisfactory to Lender; and (d) the purpose and form of the Letter of Credit are satisfactory to Lender in its Permitted Discretion.

LC Documents: all documents, instruments and agreements (including requests and applications) delivered by any Borrower or other Person to Lender in connection with a Letter of Credit.

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LC Obligations: the sum of (a) all amounts owing by Borrowers for draws under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request by Borrower Agent for issuance of a Letter of Credit, in form satisfactory to Lender.

Lender Professionals: attorneys, accountants, appraisers, auditors, advisors, consultants, agents, service providers, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals, experts and representatives retained or used by Lender.

Lending Office: any office (including a domestic or foreign Affiliate or branch) used by Lender to fulfill any of its obligations hereunder.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers’ acceptance, indemnity, reimbursement agreement or similar instrument issued by Lender for the account or benefit of a Borrower or Affiliate of a Borrower.

Letter of Credit Subline: $2,000,000.

~~LIBOR: the per annum rate of interest (rounded up to the nearest 1/8th of 1%) determined by Lender at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such interest period, equal to the London interbank offered rate, or comparable or successor rate approved by Lender, as published on the applicable Reuters screen page (or other available source~~ designated by Lender from time to time); provided, that any comparable or successor rate shall be applied by Lender, if administratively feasible, in a manner consistent with market practice; and provided ~~further, that in no event shall LIBOR be less than 0.25%.~~

~~LIBOR Loan: a Loan that bears interest based on LIBOR.~~

~~LIBOR Replacement Date: as defined in Section 3.6.2.~~

~~LIBOR Screen Rate: the LIBOR quote on the applicable screen page that Lender designates to determine LIBOR (or such other commercially available source providing such quotations as designated by Lender from time to time).~~

~~LIBOR Successor Rate: as defined in Section 3.6.2.~~

~~LIBOR Successor Rate Conforming Changes: with respect to any proposed LIBOR Successor Rate, any conforming changes to this Agreement, including changes to Base Rate, Interest Period, timing and frequency of determining rates and payments of interest, and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of look-back periods) as may be appropriate, in Lender~~’~~s discretion, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit its administration by Lender in a manner substantially consistent with~~ market practice (or, if Lender determines that adoption of any portion of such market practice is not ~~administratively feasible or that no market practice for the administration of such LIBOR Successor Rate~~ exists, in such other manner of administration as Lender determines is reasonably necessary in ~~connection with administration of this Agreement or any other Loan Document).~~

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

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Lien: an interest in Property securing an obligation or claim, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, assessment right, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance satisfactory to Lender, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and allows Lender to enter the premises and remove, store and dispose of Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Lender, and agrees to deliver Collateral to Lender upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Lender’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver Collateral to Lender upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Lender the right, vis-à-vis such Licensor, to enforce Lender’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a loan made by Lender under the credit facility established by this Agreement. Loan Documents: this Agreement, Other Agreements and Security Documents.

Margin Stock: as defined in Regulation U of the Federal Reserve Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties or financial condition of Obligors taken as a whole, the value of any material Collateral, the enforceability of any Loan Document, or the validity or priority of Lender’s Lien on any Collateral; (b) impairs the ability of an Obligor to perform its material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs Lender’s ability to enforce or collect any Obligations or to realize upon any material portion of the Collateral.

Material Contract: any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or

(c) that relates to Subordinated Debt, or to any Debt in an aggregate amount of $250,000 or more.

Material License: as defined in Section 10.1.8.

Moody’s: Moody’s Investors Service, Inc. or any successor acceptable to Lender.

Mortgage: a mortgage or deed of trust in which an Obligor grants a Lien on its Real Estate to Lender, as security for any Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which an Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan with two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

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Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Lender’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Lender.

Notice of Borrowing: a request by Borrower Agent for a Borrowing, in form satisfactory to

Lender.

Notice of Conversion/Continuation: a request by Borrower Agent for conversion or continuation of a Loan as a ~~LIBOR~~Term SOFR Loan, in form satisfactory to Lender.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Claims and other amounts payable by Obligors under Loan Documents, (d) Bank Product Debt, and (e) other Debts, obligations and liabilities of any kind owing by any Obligor to Lender, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien on its assets in favor of Lender to secure any Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Operating Lease: any lease which qualifies as an operating lease in accordance with ASC 842 under GAAP.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: the Fee Letter, each LC Document, Lien Waiver, Related Real Estate Document (if any), Borrower Material, or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Lender in connection with any transactions relating hereto.

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Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment and Excluded Taxes.

Overadvance: the amount by which Revolver Usage exceeds the Borrowing Base at any time. Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to

Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: with respect to any Specified Transaction, the satisfaction of the following conditions:

(a)
as of the date of any such Specified Transaction and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing;

(b)
Availability (after giving pro forma effect to such Specified Transaction) each day during the thirty (30) consecutive day period ending on and including the date of such Specified Transaction shall be not less than the greater of (i) 15% of the Commitment and (ii) $3,000,000 as of each such date;

(c)
the Fixed Charge Coverage Ratio as of the end of the most recently ended 12 month period for which financial statements were delivered hereunder prior to the making of such Specified Transaction, calculated on a pro forma basis, shall be equal to or greater than 1.00 to 1.00; provided that, the Consolidated Fixed Charge Coverage Ratio test described in this clause (c) shall not apply if Availability (calculated in order to give pro forma effect to such Specified Transaction) each day during the thirty (30) consecutive day period ending on and including the date of such Specified Transaction is not less than the greater of (i) 20% of the Commitment and (ii) $4,000,000, as each of such date; and

(d)
the Lender shall have received a certificate of an authorized officer of the Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by an Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

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Permitted Acquisition: any Acquisition as long as (a) no Default or Event of Default exists or is caused thereby; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Borrowers and Subsidiaries, is located or organized within the United States, and had positive EBITDA for the 12 month period most recently ended; (d) no Debt or Liens are assumed or incurred, except as permitted by Sections 10.2.1(f), 10.2.1(i) and 10.2.2(j); (e) the Payment Conditions are satisfied with respect thereto; and (f) Borrowers deliver to Lender, at least 10 Business Days prior to the Acquisition, copies of all material agreements relating thereto and a certificate, in form and substance satisfactory to Lender, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.

Permitted Asset Dispositions: (a) sales of Inventory in the Ordinary Course of Business, (b) sales or transfers of Property by a Subsidiary or Obligor to a Borrower, (c) dispositions of Equipment under Section 8.4.2(b), (d) non-exclusive licenses, sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business not interfering with the business of Obligors or any of their Subsidiaries and not adversely impacting the Collateral or Lender’s rights therein; (e) a disposition approved in writing by Lender, (f) the Sentry Transactions and (g) as long as no Default or Event of Default exists and all Net Proceeds are remitted to a Dominion Account, (i) dispositions of Equipment up to a fair market or book value (whichever is more) of $250,000 in the aggregate during any 12 month period; (ii) dispositions of obsolete, unmerchantable or otherwise unsalable Inventory; (iii) terminations of leases of real or personal Property not necessary for the Ordinary Course of Business, which could not reasonably be expected to have a Material Adverse Effect and which do not result from an Obligor’s default and (iv) sales or discounts, in each case without recourse, of past due Accounts in the Ordinary Course of Business in connection with the compromise or collection thereof.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) relating to Swaps permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; (g) arising with respect to customary indemnification obligations in connection with a Permitted Acquisition (other than obligations for Debt or earn-out obligations), or (h) arising from other customary indemnification obligations in commercial agreements entered into in the Ordinary Course of Business or otherwise in an aggregate amount of $500,000 or less at any time.

Permitted Discretion: a determination made in the exercise of reasonable (from the perspective of an asset-based lender) credit judgment.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed

$500,000 at any time and its incurrence does not violate Section 10.2.3.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity of any kind.

Plan: any Benefit Plan maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

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Platform: as defined in Section 12.3.3. Pledged Interests: as defined in Section 7.8.1.

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~~Pre-Adjustment Successor Rate: as defined in Section 3.6.2.~~

Prime Rate: the rate of interest announced by Lender from time to time as its prime rate. Such rate is set by Lender on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Lender shall take effect at the opening of business on the day specified in the announcement.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Lender; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt or a purchase money security interest under the UCC.

Qualified Account: any investment or other non-operating account of a Borrower maintained by the Lender and subject to a Deposit Account Control Agreement in favor of Lender providing for sole control of the disposition of the amounts held in such account, without regard to whether a Dominion Trigger Period is in effect.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Refinancing Conditions: no Default or Event of Default exists upon giving effect to the Refinancing Debt and such Debt, when compared to the Debt being extended, renewed or refinanced, (a) does not have a greater principal amount or interest rate, earlier final maturity or shorter weighted average life, (b) is subordinated to the Obligations to at least the same extent, (c) has representations, covenants, defaults and other terms no less favorable to Borrowers and Lender, and (d) has no additional obligor, guarantor, Lien, or other recourse to any Person or Property.

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Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d) or (f).

Reimbursement Date: as defined in Section 2.2.2.

~~Related Adjustment: in determining any LIBOR Successor Rate, the first relevant available~~ alternative set forth in the order below that can be determined by Lender applicable to such LIBOR Successor Rate: (a) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (i) is published on an information service selected by Lender from time to time in its discretion, or (ii) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to Lender; or (b) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest ~~calculated and/or tenor thereto).~~

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, in form and substance satisfactory to Lender and received by Lender for review: (a) at least 45 days prior to the effective date of the Mortgage, all information requested by Lender for due diligence pursuant to Flood Laws; and (b) at least 15 days prior to the effective date of the Mortgage: (i) a mortgagee title policy (or binder therefor) covering Lender’s interest under the Mortgage, by an insurer acceptable to Lender, which must be fully paid on such effective date; (ii) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Lender may require with respect to other Persons having an interest in the Real Estate; (iii) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Lender; (iv) a life-of-loan flood hazard determination and, if any Real Estate is located in a special flood hazard zone, flood insurance documentation and coverage satisfactory to Lender; (v) a current appraisal of the Real Estate, prepared by an appraiser, and in form and substance satisfactory to Lender; (vi) an environmental assessment, prepared by environmental engineers acceptable to Lender, an environmental indemnity agreement if appropriate, and such other reports, certificates, studies or data as Lender may reasonably require; and (vii) such other information, documents, instruments or agreements as Lender may reasonably request.

Relevant Governmental Body: the Federal Reserve Board and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or FRBNY.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Reportable Event: an event set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

Reporting Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs or (ii) Availability at any time is less than the greater of (A) 15% of the Commitment or (B)

$3,000,000 and (b) continuing until the date that, during each of the preceding 30 consecutive days (i) no Event of Default has occurred and (ii) Availability has been greater than the greater of (A) 15% of the Commitment and (B) $3,000,000 for each such day.

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Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Lender’s Lien and control, pursuant to documentation in form and substance satisfactory to Lender, or otherwise permitted by Lender hereunder; (c) loans and advances permitted under Section 10.2.7; (d) Permitted Acquisitions and (e) Investments not otherwise permitted under clauses (a) through (d) above, so long as the Payment Conditions are satisfied with respect thereto.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Usage: the aggregate amount of outstanding Loans plus the Stated Amount of outstanding Letters of Credit.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor acceptable to Lender.

Sanction: any sanction administered or enforced by the U.S. government (including OFAC), United Nations Security Council, European Union, U.K. government or other sanctions authority.

Scheduled Unavailability Date: as defined in Section 3.6.2. Secured Parties: Lender and providers of Bank Products.

Security Documents: the Guaranties, Mortgages, IP Assignments, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer, chief financial officer or controller of the applicable Obligor.

Sentry: Sentry Financial Corporation.

Sentry Related Assets: as defined in the definition of Sentry Transactions.

Sentry Transactions: the transactions contemplated by that certain purchase agreements and schedules thereto entered into from time to time between Sentry and Company on terms consistent with past practice, which transactions relate to the transfer and assignment of certain leased lighting equipment and payment rights of the Company under that certain energy service agreements (or similar agreements entered into from time to time) with Ford Motor Company (as amended, supplemented or replaced from time to time, collectively, the “Ford ESA Agreements”), pursuant to which the company has assigned to Sentry its rights to the leased lighting equipment and its payment rights under the Ford ESA Agreements (collectively, the “Sentry Related Assets”). All Sentry Related Assets, including all Accounts owing from Ford Motor Company arising in connection the Ford ESA Agreements (whether or not subject to assignment to Sentry, except to the extent otherwise agreed by Lender), shall be excluded from Eligible Accounts and Eligible Inventory and not otherwise included in the calculation of the Borrowing Base.

Side Letter Agreement: ~~That~~that certain Side Letter Agreement dated as of the date hereof by and between Lender and Borrowers.

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SOFR: ~~with respect to any Business Day,~~ the secured overnight financing rate ~~that is published for such day~~as administered by FRBNY ~~as administrator of the benchmark~~ (or a successor administrator) ~~on FRBNY’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the next Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body~~.

SOFR Adjustment: means 0.10%.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specified Account Debtor: each Account Debtor identified as such in the Side Letter Agreement; provided that each such Account Debtor shall remain a Specified Account Debtor only until written notice from Lender to Borrower Agent that such Account Debtor is no longer an acceptable Specified Account Debtor in its Permitted Discretion.

Specified Debt Payment: any payment or prepayment of Debt made pursuant to the proviso to

Section 10.2.8.

Specified Distribution: any Distribution made pursuant to Section 10.2.4(a)(ii).

Specified Investment: any Investment made pursuant to clauses (d) or (e) of the definition of Restricted Investment.

Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.8.3).

Specified Transaction: each Specified Debt Payment, Specified Investment and Specified Distribution.

Spot Rate: the exchange rate, as determined by Lender, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Lender) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Lender’s principal foreign exchange trading office for the first currency.

Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

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Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Lender.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which a Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

Successor Rate: as defined in Section 3.6.2.

Swap: as defined in Section 1a(47) of the Commodity Exchange Act. Swap Obligations: obligations under an agreement relating to a Swap.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term SOFR: ~~the forward-looking term rate for any period that is approximately (as determined by Lender) as long as any interest period option set forth in the definition of “Interest Period” and that is based on SOFR and has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service selected by Lender from time to time in its discretion.~~ (a) for any Interest Period relating to a Term SOFR Loan, a per annum rate equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such Interest Period, with a term equivalent to such Interest Period (or if such rate is not published prior to 11:00 a.m. on the determination date, the applicable Term SOFR Screen Rate on the U.S. Government Securities Business Day immediately preceding such date), plus the SOFR Adjustment for such Interest Period; and (b) for any Interest Period relating to a Base Rate Loan on any day, a per annum rate equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided, that in no event shall Term SOFR be less than 0.25%.

Term SOFR Loan: a Loan that bears interest based on clause (a) of the definition of Term SOFR.

Term SOFR Screen Rate: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Lender) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Lender from time to time).

Termination Date: December 29, 2025, or such earlier date on which the Commitment terminates hereunder.

Tier I Account Debtors: Account Debtors (a) with a credit rating of at least Baa3 from Moody’s or BBB- from S&P or (b) with an acceptably strong credit profile, as determined by the Lender in its sole Permitted Discretion, including, as of the Closing Date, the Tier I Account Debtors identified in the Side Letter Agreement, and such other Account Debtors as may be approved in writing by Lender from time to time (following written request from Borrower Agent) as meeting its requirements for Tier I Account Debtors. All Tier I Account Debtors included under clause (b) above shall remain Tier I Account Debtors until written notice from Lender to Borrower Agent that such Account Debtor is no longer an acceptable Tier I Account Debtor.

Tier II Account Debtor: one Account Debtor identified by Borrower Agent for any one month period as being a Tier II Account Debtor. Each Tier II Account Debtor shall remain a Tier II Account

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Debtor only for such one month period (but may be re-designated for a consecutive or any subsequent month) but shall cease to be a Tier II Account Debtor prior to the end of such month (and for any subsequent month) if Lender delivers written notice to Borrower Agent that such Account Debtor is no longer an acceptable Tier II Account Debtor.

Tier III Account Debtors: all Account Debtors other than a Specified Account Debtor, Tier I Account Debtors and Tier II Account Debtors.

UCC: the Uniform Commercial Code as in effect in the State of Illinois or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unrestricted Cash: Cash Equivalents not subject to Lender’s Lien and control under documents satisfactory to Lender.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

Unused Line Fee Rate: a per annum rate equal to 0.25%.

Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower.

U.S. Government Securities Business Day: any Business Day, except any day on which the Securities Industry and Financial Markets Association, New York Stock Exchange or FRBNY is not open for business because the day is a legal holiday under New York law or U.S. federal law.

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person and net of all premiums with respect to any applicable credit insurance or cost associated with applicable supporting letters of credit or costs associated with similar applicable credit support therefor.

Voltrek and Stay-Lite Earn-Out Obligations: means the earn out obligations described in (i) that certain Stock Purchase Agreement dated as of December 31, 2021 by and between Company and Kirk Tuson and (ii) that certain Membership Interest Purchase Agreement dated as of October 5, 2022 by and among Company, Final Frontier, LLC and the Members of Final Frontier, LLC, all in a maximum aggregate amount not in excess of $14,350,000;

WAB Credit Card Program: the credit card program outstanding on the Closing Date provided by Western Alliance Bank to the Company, to the extent such program is terminated within 90 days of the Closing Date.

1.2.
Accounting Terms

. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Lender before the Closing Date and using the same inventory valuation method and lease accounting treatment as used in such financial statements; provided, that Borrowers may adopt

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a change required or permitted by GAAP after the Closing Date as long as Borrowers’ certified public accountants concur in such change, it is disclosed to Lender and the Loan Documents are amended in a manner satisfactory to Lender to address the change. Upon request by Lender, Borrowers’ financial statements and Borrower Materials shall set forth a reconciliation between calculations made before and after giving effect to any change in GAAP.

1.3.
Uniform Commercial Code

. As used herein, the following terms are defined in accordance with the UCC in effect in the State of Illinois: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4.
Certain Matters of Construction

. The rules of construction and interpretation included in this Section apply to all Loan Documents. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to the applicable document as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and the rule of ejusdem generis shall not apply to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of a Loan Document. Reference to any (a) law includes all related regulations, interpretations, supplements, amendments and successor provisions; (b) document, instrument or agreement includes any amendment, extension, supplement, waiver, replacement and other modification thereto (to the extent permitted by the Loan Documents); (c) section means, unless the context otherwise requires, a section of the applicable document; (d) exhibit or schedule means, unless the context otherwise requires, an exhibit or schedule to the applicable document, which is thereby incorporated by reference; (e) Person includes its permitted successors and assigns; (f) time of day means the time at Lender’s notice address under Section 12.3.1; or (g) discretion of Lender means its sole and absolute discretion exercised at any time. All determinations (including calculations of Borrowing Base and financial covenants) made from time to time by an Obligor under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Lender (and not necessarily calculated in accordance with GAAP). Obligors have the burden of establishing any alleged negligence, misconduct or lack of good faith by any Indemnitee under a Loan Document. No provision of a Loan Document shall be construed against a party by reason of it having, or being deemed to have, drafted the provision. Reference to an Obligor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5.
Division

. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation) as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder.

1.6.
Currency Equivalents.

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1.6.1.
Calculations. All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Lender on a daily basis, based on the current Spot Rate. Borrowers shall report Value and other Borrowing Base components to Lender in the currency invoiced by Borrowers (for Accounts) or shown in Borrowers’ financial records (for all other assets), and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded or expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.

1.6.2.
Judgments. If, in connection with obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency different from that specified in a Loan Document, a Borrower shall discharge its obligation in respect of the sum due under the Loan Document only if, on the Business Day following Lender’s receipt of the payment in the judgment currency, Lender can use the amount paid to purchase the sum originally due in the Loan Document currency. If the purchased amount is less than the sum originally due, Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss. If the purchased amount is greater than the sum originally due, Lender shall return the excess amount to the applicable Borrower (or to the Person legally entitled thereto).

SECTION 2. CREDIT FACILITIES

2.1.
Loan Commitment.

2.1.1.
Commitment. Lender agrees, on the terms set forth herein, to make Loans to Borrowers in an aggregate amount up to the Commitment, from time to time through the Termination Date. The Loans may be repaid and reborrowed as provided herein. In no event shall Lender have any obligation to honor a request for a Loan if Revolver Usage at such time plus the requested Loan would exceed the Borrowing Base. Lender may fulfill its obligations under the Loan Documents through one or more Lending Offices, and this shall not affect any obligations of Obligors under the Loan Documents or with respect to any Obligations.

2.1.2.
Use of Proceeds. The proceeds of Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for other lawful corporate purposes of Borrowers, including working capital. Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any country, territory or jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of any Sanction; or (ii) in any manner that would result in a violation of a Sanction, Anti-Corruption Law or other Applicable Law by any Person (including any Secured Party or other individual or entity participating in any transaction).

2.1.3.
Voluntary Reduction or Termination. Upon at least 90 days prior written notice to Lender at any time after the first anniversary of this Agreement, Borrowers may terminate or reduce the Commitment. Each reduction shall be in an increment of $1,000,000, but not less than $3,000,000, and shall be specified in the notice. Any notice of termination or reduction by Borrowers shall be irrevocable.

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2.1.4.
Overadvances. Any Overadvance shall be repaid by Borrowers on the earlier of demand by Lender or the first Business Day after any Borrower has knowledge thereof, and shall constitute an Obligation secured by the Collateral, entitled to all benefits of the Loan Documents. No funding or sufferance of an Overadvance shall constitute a waiver by Lender of the Event of Default caused thereby.

2.2.
Letter of Credit Facility.

2.2.1.
Issuance of Letters of Credit. Lender agrees to issue Letters of Credit from time to time until 30 days prior to the Termination Date, on the terms set forth herein, including the following:

(a)
Each Borrower acknowledges that Lender’s willingness to issue any Letter of Credit is conditioned upon its receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Lender may customarily require for issuance of a letter of credit of similar type and amount. Lender shall have no obligation to issue any Letter of Credit unless (i) it receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied.

(b)
Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business or as otherwise approved by Lender in its Permitted Discretion. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, but Lender may require a new LC Application in its discretion.

(c)
Borrowers assume all risks of beneficiaries’ acts, omissions or misuses of Letters of Credit. Lender shall not be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial, incomplete or failed shipment of any goods referred to in a Letter of Credit or Documents; deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; misapplication by a beneficiary of a Letter of Credit or proceeds thereof; or consequences arising from causes beyond the control of Lender, including any act or omission of a Governmental Authority. No Indemnitee shall be liable to any Obligor or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Documents except as a result of the Indemnitee’s gross negligence or willful misconduct. Borrowers shall take all action (including enforcement of available rights against a beneficiary) to avoid and mitigate damages relating to Letters of Credit or claimed against Lender. Lender shall be fully subrogated to all rights and remedies of a beneficiary whose claims are discharged through a Letter of Credit.

(d)
In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Lender shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or other Communication in whatever form believed by Lender, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Lender may use legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act (and shall be fully protected in any action taken in good faith reliance) upon any advice given by such experts. Lender may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

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2.2.2.
Reimbursement. If Lender honors any request for payment under a Letter of Credit, Borrowers shall pay to Lender, on the same day (“Reimbursement Date”), the amount paid under such Letter of Credit, together with interest at the interest rate for Base Rate Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Lender for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans in an amount necessary to pay all amounts due on any Reimbursement Date.

2.2.3.
Cash Collateral. At Lender’s request, Borrowers shall Cash Collateralize outstanding Letters of Credit if an Event of Default exists, the Termination Date is scheduled to occur within 20 Business Days or the Termination Date occurs.

SECTION 3. INTEREST, FEES AND CHARGES

3.1.
Interest.

3.1.1.
Rates and Payment of Interest.

(a)
The Loans shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; and (ii) if a ~~LIBOR~~Term SOFR Loan, at ~~LIBOR~~Term SOFR for the applicable Interest Period, plus the Applicable Margin. Other payment Obligations not paid when due (including, to the extent permitted by law, interest not paid when due), shall bear interest at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans, subject to clause (b) below.

(b)
During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Lender in its discretion so elects, Obligations shall bear interest at the Default Rate (whether before or after any judgment), payable on demand.

(c)
Interest shall accrue from the date a Loan is advanced or, with respect to other payment Obligations, the date due and payable, as applicable, until paid in full by Borrowers, and shall in no event be less than zero at any time. Interest accrued on the Loans is due and payable in arrears (i) on each Interest Payment Date; (ii) concurrently with prepayment of any ~~LIBOR~~Term SOFR Loan, with respect to the principal amount being prepaid; and (iii) on the Termination Date.

3.1.2.
Application of ~~LIBOR~~Term SOFR to Outstanding Loans. Borrowers may elect to convert any portion of Base Rate Loans to, or to continue any ~~LIBOR~~Term SOFR Loan at the end of its Interest Period as, a ~~LIBOR~~Term SOFR Loan. Borrower Agent shall give Lender a Notice of Conversion/Continuation no later than 11:00 a.m. at least two Business Days before the requested conversion or continuation date. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, at expiration of an Interest Period for a ~~LIBOR~~Term SOFR Loan, Borrowers have failed to deliver a Notice of Conversion/Continuation, the Loan shall convert to a Base Rate Loan. Lender does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any reference rate ~~used in determining LIBOR~~referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate ~~or~~, replacement ~~for~~ or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing), or

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the effect of any of the foregoing or of any Conforming Changes. Lender may select information source(s) in its discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to Borrowers or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source(s). During a Default or Event of Default, Lender may elect not to make, convert or continue a Loan as a ~~LIBOR~~Term SOFR Loan.

3.1.3.
Interest Periods. Borrowers shall select an interest period (“Interest Period”) of one, ~~two or~~ three or six months (in each case, subject to availability) to apply to each ~~LIBOR~~Term SOFR Loan; provided, that (a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a ~~LIBOR~~Term SOFR Loan, and shall expire ~~on the numerically corresponding day in the calendar month at its end~~one, three or six months thereafter, as applicable; (b) if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of the end month, then the Interest Period shall expire on such month’s last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and (c) no Interest Period shall extend beyond the Termination Date.

3.2.
Fees.

3.2.1.
Unused Line Fee. Borrowers shall pay to Lender a fee equal to the Unused Line Fee Rate times the amount by which the Commitment exceeds the average daily Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Termination Date.

3.2.2.
LC Facility Fees. Borrowers shall pay to Lender (a) a fee equal to the Applicable Margin in effect for ~~LIBOR~~Term SOFR Loans times the average daily Stated Amount of Letters of Credit, payable in arrears on the first day of each month; (b) a fronting fee equal to 0.50% per annum on the Stated Amount of each Letter of Credit, payable in arrears on the first day of each month; and (c) all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3.
Closing Fee. On the Closing Date, Borrowers shall pay to Lender a closing fee as set forth in the Fee Letter.

3.2.4.
Collateral Administration Fee. On the Closing Date and on each anniversary thereof, Borrowers shall pay to Lender, in advance, a collateral administration fee as set forth in the Fee Letter. Such fee shall be deemed fully earned upon becoming due hereunder and shall not be reimbursable for any reason.

3.3.
Computation of Interest, Fees, Yield Protection

. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Lender of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts

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payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.7 that is submitted to Borrower Agent by Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4.
Reimbursement Obligations

. Borrowers shall pay all Claims promptly upon request. Borrowers shall also reimburse Lender for all reasonable legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of Loan Documents, including any modification thereof;

(b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Lender’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), any examination or appraisal with respect to any Obligor or Collateral by Lender’s personnel or a third party. All reasonable legal, accounting and consulting fees shall be charged to Borrowers by Lender’s professionals at their full hourly rates, regardless of any alternative fee arrangements that Lender or any of its Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Lender with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Lender, including fees paid hereunder. If, for any reason (including inaccurate information in Borrower Materials), it is determined that (y) a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Lender an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid or (z) a lower Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall be entitled to a credit from Lender in an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.

3.5.
Illegality

. ~~Subject to Section 3.6, if~~If Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender or its applicable Lending Office to perform any of its obligations hereunder, to make, maintain, issue, fund, or commit to or charge applicable interest or fees with respect to any Loan or Letter of Credit whose interest or fee is determined by reference to SOFR or Term SOFR, or to determine or charge interest or fees based on ~~LIBOR,~~SOFR or ~~any Governmental Authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market~~Term SOFR, then, on notice thereof by Lender to Borrower Agent, (a) any obligation of Lender to perform such obligations, to make, maintain, issue, fund or commit to the Loan or Letter of Credit (or to charge interest or fees otherwise applicable thereto), or to continue or convert Loans as ~~LIBOR~~Term SOFR Loans, shall be suspended, and Borrowers shall make such appropriate accommodations regarding affected Letters of Credit as Lender may reasonably request, and (b) if Lender cannot lawfully make or maintain Base Rate Loans whose interest rate is determined by reference to Term SOFR, the interest rate applicable to Base Rate Loans shall, as necessary to avoid illegality, be determined without reference to Term SOFR component of Base Rate, in each case until Lender notifies Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay ~~the applicable Loan, Cash Collateralize the applicable LC Obligations or, if applicable,~~or convert ~~LIBOR Loan(s)~~Term SOFR Loans to Base Rate ~~Loan(s)~~Loans, either on the last day of the Interest Period therefor, if Lender may lawfully continue to maintain the Loan and charge applicable interest to such day, or immediately, if Lender cannot so maintain the Loan. Upon any such prepayment or conversion of a Loan pursuant to this Section, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

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3.6.
Inability to Determine Rates; Replacement of ~~LIBOR~~Term SOFR.

3.6.1.
Inability to Determine Rate

. ~~Lender will promptly notify Borrower Agent if,~~If in connection with any ~~Loan or~~ request for a Term SOFR Loan or a conversion to or continuation thereof, as applicable, (a) Lender determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.6.2, and the circumstances under Section 3.6.2(a) or the Scheduled Unavailability Date has occurred (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (b) Lender determines that

~~(a)~~
~~Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period; or (b) LIBOR for the~~for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to Lender of funding ~~or maintaining the~~such Loan, Lender will promptly so notify Borrower Agent. Thereafter, ~~Lender’s~~(x) the obligation of Lender to make ~~or~~, maintain, or convert Base Rate Loans to, Term SOFR Loans shall be suspended (to the extent of the affected ~~LIBOR~~Term SOFR Loans ~~and~~or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of Base Rate, the utilization of ~~the LIBOR~~such component ~~(if affected)~~ in determining Base Rate shall be suspended, in each case until Lender ~~withdraws the~~revokes such notice. Upon receipt of ~~the~~such notice, (i) Borrower Agent may revoke any pending request for ~~funding~~a Borrowing, conversion or continuation of ~~a LIBOR Loan~~Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have ~~requested~~converted such request into a request for Base Rate ~~Loan~~Loans, and ~~Lender may immediately~~(ii) any outstanding Term SOFR Loans shall convert ~~any affected LIBOR Loan~~ to ~~a~~ Base Rate ~~Loan. Notwithstanding the foregoing, Lender may propose an alternative interest rate for the applicable Loan, which Borrower Agent may elect to apply to the Loan~~Loans at the end of their respective Interest Periods.

3.6.2.
~~Replacement of LIBOR~~Successor Rates. Notwithstanding anything to the contrary in any Loan Document, if Lender determines ~~(which determination shall be conclusive absent manifest error), or Borrower Agent notifies Lender that Borrowers have determined,~~ that:

~~(a)~~
(a) adequate and reasonable means do not exist for ascertaining ~~LIBOR for any Interest Period hereunder or any other tenors~~one, three and six month interest periods of ~~LIBOR~~Term SOFR, including because the ~~LIBOR~~Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

~~(b)~~
~~the~~(b) CME or any successor administrator of the ~~LIBOR~~Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Lender, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which ~~LIBOR~~one, three and six month interest periods of Term SOFR or the ~~LIBOR~~Term SOFR Screen Rate shall or will no longer be made available or permitted to be used for determining the interest rate of U.S. dollar denominated loans, or shall or will otherwise cease, provided, that, at the time of such statement, there is no successor administrator satisfactory to Lender that will continue to provide ~~LIBOR~~such interest periods of Term SOFR after such specific date (~~such specific~~the latest date on which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, “Scheduled Unavailability Date”); ~~or~~

~~(c)~~
~~the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or~~

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~~(d)~~
~~commercial loans currently being executed, or that include language similar to~~ that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a ~~new benchmark interest rate to replace LIBOR;~~

then, ~~in the case of clauses (a) through (c) above,~~ on a date and time determined by Lender (any such date, “~~LIBOR~~Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated ~~and shall occur reasonably~~ promptly upon the occurrence of any of the events or circumstances under clauses (a), (b) or (c) above and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, ~~LIBOR~~Term SOFR will be replaced hereunder and under ~~the~~any other applicable Loan ~~Documents~~Document with~~, subject to the proviso below, the first available alternative set forth in the order below~~ Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by Lender, in each case, without any amendment to, or further action or consent of any other party to, ~~this Agreement or~~ any ~~other~~ Loan Document (“~~LIBOR~~ Successor Rate”; ~~and any such rate before giving effect to the Related Adjustment, “Pre-Adjustment~~). If the Successor Rate~~”):~~

~~(x) Term~~ is Daily Simple SOFR plus the ~~Related Adjustment; and~~

~~(y)~~ SOFR ~~plus the Related~~ Adjustment~~;~~ , all interest will be payable on a monthly basis.

and in the case of clause (d) above, Lender may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and the other Loan Documents in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m. on the fifth Business Day after Lender has notified Borrower Agent of the occurrence of the circumstances described in clause (d) above; provided that if Lender determines that Term SOFR has become available, is administratively feasible for Lender and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and notifies Borrower Agent of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than 30 days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term ~~SOFR plus the relevant Related Adjustment.~~

~~Lender will promptly (in one or more notices) notify Borrower Agent of (x) any occurrence of~~ any events, periods or circumstances under clauses (a) through (c) above, (y) a LIBOR Replacement Date, and (z) the LIBOR Successor Rate. Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Lender, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably ~~determined by Lender. Notwithstanding anything to the contrary in any Loan Document, if at any time~~ any LIBOR Successor Rate as so determined would otherwise be less than 0.25%, the LIBOR Successor ~~Rate will be deemed to be 0.25% for the purposes of this Agreement and the other Loan Documents.~~

~~In connection with the implementation of a LIBOR Successor Rate, Lender will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any~~ other party to this Agreement; provided that, with respect to any such amendment effected, Lender shall deliver each amendment implementing such LIBOR Successor Rate Conforming Changes to Borrower ~~Agent reasonably promptly after such amendment becomes effective.~~

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~~If events or circumstances of the type described in clauses (a) through (c) above occur with respect to any LIBOR Successor Rate then in effect, the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”~~

3.6.3.
~~Alternate Benchmark Rate.~~  Notwithstanding anything to the contrary herein, (~~a~~x) ~~after any such determination by Lender or receipt by Lender of any such notice described in Section 3.6.2(a) through (c), as applicable,~~ if Lender determines that ~~none of the LIBOR Successor Rates~~Daily Simple SOFR is not available on or prior to the ~~LIBOR~~Term SOFR Replacement Date, or (~~ii) if the events or circumstances described in Section 3.6.2(d) have occurred but none of the LIBOR Successor Rates is available, or (iii~~y) if the events or circumstances of the type described in ~~Section 3.6.2~~clauses (a) ~~through~~or (~~c)~~b) above have occurred with respect to the ~~LIBOR~~ Successor Rate then in effect ~~and Lender determines that none of the LIBOR Successor Rates is available~~, then in each case, Lender and Borrowers may amend this Agreement solely for the purpose of replacing ~~LIBOR~~Term SOFR or any then current ~~LIBOR~~ Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with ~~another alternate~~an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmark in similar U.S. dollar denominated ~~commercial~~ credit facilities ~~for such alternative benchmarks~~in the United States and, in each case, including any ~~Related Adjustments and any other~~ mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmark in similar U.S. dollar denominated ~~commercial~~ credit facilities ~~for such benchmarks~~in the United States, which adjustment or method for calculating such adjustment shall be published on an information service ~~as~~ selected by Lender from time to time in its discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a ~~LIBOR~~ Successor Rate.

3.6.4.
~~No Successor Rate. If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with Section 3.6.2 or 3.6.3 and the circumstances under Section 3.6.2(a) or (c) exist or the Scheduled Unavailability Date has occurred (as applicable), Lender will promptly so notify Borrower Agent. Thereafter,~~ (~~a) the obligation of Lender to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans, Interest Periods, interest payment dates or payment periods), and~~
~~(b)~~
~~the LIBOR component shall no longer be utilized in determining Base Rate, until the LIBOR Successor Rate has been determined in accordance with Section 3.6.2 or 3.6.3. Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans (subject to clause (b) above)~~

Lender will promptly (in one or more notices) notify Borrowers of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Lender, the Successor Rate shall be applied in a manner as determined by Lender in its discretion. If a Successor Rate includes a SOFR-based rate, then as of the Term SOFR Replacement Date, the Unused Line Fee Rate shall increase by percentage points equal to the SOFR Adjustment for a one month interest period. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.25%, the Successor Rate will be deemed to be 0.25% for all purposes of the Loan Documents.

3.7.
Increased Costs; Capital Adequacy.

3.7.1.
Increased Costs Generally. If any Change in Law shall:

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(a)
impose modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender ~~(except any reserve requirement reflected in calculating LIBOR)~~;

(b)
subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clause (b) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)
impose on Lender or any interbank market any other condition, cost or expense affecting any Loan, Letter of Credit, Commitment or Loan Document;

and the result thereof shall be to increase the cost to Lender of making or maintaining any Loan or the Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue a Letter of Credit), or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request by Lender, Borrowers will pay to Lender such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2.
Capital Requirements. If Lender determines that a Change in Law affecting it or its holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s or such holding company’s capital as a consequence of this Agreement, Commitment, Loans or Letters of Credit to a level below that which Lender or such holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to Lender such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3.
~~LIBOR Loan Reserves. If Lender is required to maintain reserves with respect~~ to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, that if Lender notifies Borrowers of the additional interest less than 10 days prior to the payment date, such ~~interest shall be payable 10 days after Borrowers’ receipt of the notice.~~

3.7.3. ~~3.7.4.~~ Compensation. Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate Lender for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that Lender notifies Borrower Agent of the applicable Change in Law and of Lender’s intention to claim compensation therefor.

3.8.
Mitigation

. If Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts under Section 5.7, then at the request of Borrower Agent, Lender shall use reasonable efforts to designate or assign its obligations hereunder to a different Lending Office, if, in the judgment of Lender, such designation or assignment would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, and would not subject Lender to any unreimbursed cost or expense, and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.

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3.9.
Funding Losses

. If for any reason (a) any Borrowing, conversion or continuation of a ~~LIBOR~~Term SOFR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a ~~LIBOR~~Term SOFR Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a ~~LIBOR~~Term SOFR Loan when required, then Borrowers shall pay to Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding.  ~~For purposes of calculating such amounts, Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, even if the Loan was not in fact so funded.~~

3.10.
Maximum Interest

. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Lender exceeds the maximum rate, Lender may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread (in equal or unequal parts) the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4. LOAN ADMINISTRATION

4.1.
Manner of Borrowing and Funding Loans.

4.1.1.
Notice of Borrowing.

(a)
To request a Loan, Borrower Agent shall give Lender a Notice of Borrowing by 11:00 a.m. (i) on the requested funding date for a Base Rate Loan, and (ii) at least two Business Days prior to the requested funding date for a ~~LIBOR~~Term SOFR Loan. Notices received by Lender after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the Borrowing amount, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or ~~LIBOR~~Term SOFR Loan, and (D) in the case of a ~~LIBOR~~Term SOFR Loan, the applicable Interest Period (which shall be deemed to be one month if not specified).

(b)
Unless payment is otherwise made by Borrowers, the becoming due of any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for a Base Rate Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Lender may, at its option, charge such amount against any operating, investment or other account of a Borrower maintained with Lender or any of its Affiliates.

(c)
If a Borrower maintains a disbursement account with Lender or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Loan may be disbursed directly to the account.

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4.1.2.
Notices. If Borrowers request, convert or continue Loans, select interest rates, or transfer funds based on telephonic or electronic instructions to Lender, Borrowers shall confirm the request by prompt delivery to Lender of a Notice of Borrowing or Notice of Conversion/Continuation, as applicable. Lender is not liable for any loss suffered by a Borrower as a result of Lender acting on its understanding of telephonic or electronic instructions from a person believed in good faith to be authorized to give instructions on a Borrower’s behalf.

1.1.1.
Conforming Changes

. Lender may make Conforming Changes from time to time with respect to SOFR, Term SOFR or any Successor Rate. Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Loan Document. Lender shall post or provide each such amendment to Borrower Agent reasonably promptly after it becomes effective.

4.2.
Number and Amount of ~~LIBOR~~Term SOFR Loans; Determination of Rate

. Each Borrowing of ~~LIBOR~~Term SOFR Loans when made shall be in a minimum amount of

$1,000,000, plus an increment of $100,000 in excess thereof. No more than six (6) Borrowings of ~~LIBOR~~Term SOFR Loans may be outstanding at any time, and all ~~LIBOR~~Term SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining ~~LIBOR~~Term SOFR for any Interest Period requested by Borrowers, Lender shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing. Notwithstanding anything to the contrary set forth herein, all Loans outstanding on the Amendment Effective Date which are LIBOR Loans (as defined in this Agreement immediately before giving effect to the Amendment No. 1) shall be permitted to continue as LIBOR Loans for the duration of such LIBOR Loans’ respective Interest Periods and, upon expiration of such Interest Periods, such Loans shall be converted to a Term SOFR Loan and/or a Base Rate Loan pursuant to and in accordance with the terms hereof.

4.3.
Borrower Agent

. Each Borrower hereby designates the Company (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans and Letters of Credit, designation of interest rates, delivery or receipt of Communications, delivery of Borrowing Base and financial information and reports, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Lender. Borrower Agent hereby accepts such appointment. Lender shall be entitled to rely upon any Communication (including any notice of borrowing) delivered by or to Borrower Agent on behalf of any Borrower and shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any Communication, delivery, action, omission or undertaking by Borrower Agent hereunder shall be binding upon and enforceable against such Borrower.

4.4.
One Obligation

. The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and are secured by Lender’s Lien on all Collateral; provided, that Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.5.
Effect of Termination

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. On the effective date of the termination of the Commitment, the Obligations shall be immediately due and payable, and each Secured Party may terminate its Bank Products. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Lender shall retain its Liens in the Collateral and all rights and remedies under the Loan Documents. Lender shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting it from dishonor or return of any Payment Item previously applied to the Obligations. Sections 2.2, 3.4, 3.6, 3.7, 3.9, 5.4, 5.7, 12.2, this Section, and each indemnity or waiver given by an Obligor in any Loan Document, shall survive any assignment by Lender of rights or obligations hereunder, termination of the Commitment, and any repayment, satisfaction, discharge or Full Payment of any Obligations.

SECTION 5. PAYMENTS

5.1.
General Payment Provisions

. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a ~~LIBOR~~Term SOFR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Sections 3.1.1(c) and 3.9. Lender shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against Obligations, at Lender’s discretion, but whenever possible (provided no Default or Event of Default exists) any prepayment shall be applied to Base Rate Loans before ~~LIBOR~~Term SOFR Loans.

5.2.
Repayment of Loans

. Loans may be prepaid from time to time, without penalty or premium. Loans shall be due and payable in full on the Termination Date, unless payment is sooner required hereunder, and any Overadvance shall be due and payable as provided in Section 2.1.4. If an Asset Disposition includes Accounts or Inventory (other than collection of Accounts in the Ordinary Course or Business and sales of Inventory in the Ordinary Course of Business), Borrowers shall apply Net Proceeds to repay Loans equal to the greater of

(a) the net book value (or fair market value, if higher) of such Accounts and Inventory, or (b) the reduction in Borrowing Base resulting from the disposition.

5.3.
Payment of Other Obligations

. Obligations other than Loans, including LC Obligations and Claims, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4.
Marshaling; Payments Set Aside

. Lender shall have no obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Lender or if Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.5.
Dominion Account

. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Dominion Trigger Period. Any

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resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists. In no event shall monies and collateral proceeds obtained from an Obligor be applied to pay its Excluded Swap Obligations.

5.6.
Account Stated

. Lender shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Lender to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries in a loan account shall be presumptive evidence of the information contained therein. If information in a loan account is provided to or inspected by or on behalf of a Borrower, the information shall be conclusive and binding on Borrowers for all purposes absent manifest error, except to the extent Borrower Agent notifies Lender in writing within 30 days of specific information subject to dispute.

5.7.
Taxes.

5.7.1.
Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a)
All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Lender in its discretion) requires the deduction or withholding of any Tax from any such payment by a Recipient or Obligor, then the Recipient or Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to this Section. For purposes of this Section, “Applicable Law” shall include FATCA.

(b)
If a Recipient or Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then the Recipient shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code. If a Recipient or Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then the Recipient or Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority. In each case, to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)
Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authority in accordance with Applicable Law or, at Lender’s option, timely reimburse Lender for payment thereof.

5.7.2.
Tax Indemnification. Borrowers shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Borrowers shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate delivered to Borrowers by Lender (for itself or on behalf of a Recipient) as to the amount of such payment or liability, shall be conclusive absent manifest error.

5.7.3.
Evidence of Payments. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Borrower Agent shall deliver to Lender the original or a certified

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copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Lender.

5.7.4.
Treatment of Certain Refunds. If Lender determines in its discretion that it or another Recipient has received a refund of Taxes that were indemnified by Borrowers or with respect to which a Borrower paid additional amounts pursuant to this Section, the Recipient shall pay the amount of such refund to Borrowers (but only to the extent of indemnity payments or additional amounts actually paid by Borrowers with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by the Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Borrowers shall, upon request by Lender, repay to the Recipient such amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.7.5.
Status of Lender. If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations, it shall deliver to Borrowers properly completed and executed documentation reasonably requested by Borrowers as will permit such payments to be made without or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrowers, shall deliver such other documentation prescribed by Applicable Law as is necessary to enable Borrowers to determine whether Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation shall not be required if Lender believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.7.6.
Documentation. Without limiting the foregoing, Lender shall deliver to Borrowers, from time to time upon reasonable request, executed copies of IRS Form W-9, certifying that Lender is exempt from U.S. federal backup withholding Tax. If payment of any Obligation to Lender would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), Lender shall deliver to Borrowers at the time(s) prescribed by law and otherwise upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrowers to comply with their obligations under FATCA and to determine that Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date hereof. If any form or certification delivered by Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, Lender shall update the form or certification or notify Borrowers in writing of its inability to do so.

5.8.
Nature and Extent of Each Borrower’s Liability.

5.8.1.
Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender and any other Secured Party the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and

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performance and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by any Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action or inaction of any Secured Party in respect thereof (including the release of any security or guaranty); (d) insolvency of any Obligor; (e) election by any Secured Party in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) disallowance of any claims of a Secured Party against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than Full Payment of the Obligations.

5.8.2.
Waivers.

(a)
Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower and Secured Party that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)
Secured Parties may, in their discretion, pursue such rights and remedies as it deems appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section. If, in taking any action in connection with the exercise of any rights or remedies, a Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of a Secured Party to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Lender may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Lender but may be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which a Secured Party might otherwise be entitled but for such bidding at any such sale.

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5.8.3.
Extent of Liability; Contribution.

(a)
Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, or (ii) such Borrower’s Allocable Amount.

(b)
If any Borrower makes a payment under this Section of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)
This Section shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Bank Products incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Lender shall have the right, at any time in its Permitted Discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.

(d)
Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.8.4.
Joint Enterprise. Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Lender’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

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5.8.5.
Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of its Obligations.

SECTION 6. CONDITIONS PRECEDENT

6.1.
Conditions Precedent to Initial Loans

. In addition to the conditions set forth in Section 6.2, Lender shall not be required to fund any requested Loan, issue any Letter of Credit or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)
Each Loan Document shall have been duly executed and delivered to Lender by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)
Lender shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Lender that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)
Lender shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Lender.

(d)
Lender shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)
Lender shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the name, title and signature of each Person authorized to sign the Loan Documents. Lender may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)
Lender shall have received a written opinion of Reinhart Boerner Van Deuren s.c., as well as any local counsel to Borrowers or Lender, in form and substance satisfactory to Lender.

(g)
Lender shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Lender shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h)
Lender shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents.

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(i)
Each Borrower shall have provided, in form and substance satisfactory to Lender, all documentation and other information as Lender deems appropriate in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation. If any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to Lender in relation to such Borrower.

(j)
Lender shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Lender. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since March 31, 2020.

(k)
Borrowers shall have paid all fees and expenses to be paid to Lender on the

Closing Date.

(l)
Lender shall have received a Borrowing Base Report prepared as of November 30, 2020. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $20,000,000.

6.2.
Conditions Precedent to All Credit Extensions

. Lender shall not be required to make any credit extension hereunder (including funding any Loan, issuing any Letter of Credit, or granting any other accommodation to or for the benefit of any Borrower), if the following conditions are not satisfied on such date and upon giving effect thereto:

(a)
No Default or Event of Default exists;

(b)
The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (except for those representations and warranties that are qualified by materiality, Material Adverse Effect or a dollar basket in which case such representations and warranties shall be true and correct in all respects), provided, that representations and warranties made as of a particular date shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, Material Adverse Effect or a dollar basket in which case such representations and warranties shall be true and correct in all respects) as of such date;

(c)
All conditions precedent in any Loan Document are satisfied;

(d)
No event has occurred or circumstance exists that has or could reasonably be expected to have a Material Adverse Effect; and

(e)
With respect to a Letter of Credit issuance, all LC Conditions are satisfied.

Each request (or deemed request) by a Borrower for any credit extension shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of the credit extension. As an additional condition to a credit extension, Lender may request any other information, certification, document, instrument or agreement as it deems reasonably appropriate.

SECTION 7. COLLATERAL

7.1.
Grant of Security Interest

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. To secure the prompt payment and performance of its Obligations, each Obligor hereby grants to Lender a continuing Lien on all Property of such Obligor, including the following, whether now owned or hereafter acquired, and wherever located:

(a)
all Accounts;

(b)
all Chattel Paper, including electronic chattel paper;

(c)
all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)
all Deposit Accounts;

(e)
all Documents;

(f)
all General Intangibles, including Intellectual Property;

(g)
all Goods, including Inventory, Equipment and fixtures;

(h)
all Instruments;

(i)
all Investment Property;

(j)
all Letter-of-Credit Rights;

(k)
all Supporting Obligations;

(l)
all monies, whether or not in the possession or under the control of Lender, including any Cash Collateral;

(m)
all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)
all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Notwithstanding the foregoing, no Obligor shall be deemed to have granted to Lender an security interest in any Excluded Property.

7.2.
Lien on Deposit Accounts; Cash Collateral.

7.2.1.
Deposit Accounts. Lender’s Lien encumbers all amounts credited to any Deposit Account of an Obligor (other than Excluded Deposit Accounts), including sums in any blocked, lockbox, sweep or collection account. Each Obligor hereby authorizes and directs each bank or other depository to deliver to Lender, upon request, all balances in any Deposit Account (other than Excluded Deposit Accounts) maintained for such Obligor, without inquiry into the authority or right of Lender to make such request.

7.2.2.
Cash Collateral. Cash Collateral may be invested, at Lender’s discretion (with the consent of Borrowers, provided no Event of Default exists), but Lender shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss. As security for its Obligations, each Borrower hereby grants to Lender a security

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interest in and Lien upon all Cash Collateral delivered hereunder from time to time, whether held in a

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segregated cash collateral account or otherwise. Lender may apply Cash Collateral to the payment of such Obligations as they become due, in such order as Lender may elect. All Cash Collateral and related deposit accounts shall be under the sole dominion and control of Lender, and no Borrower or other Person shall have any right to any Cash Collateral until Full Payment of the Obligations.

7.3.
[Reserved].

7.4.
Other Collateral.

7.4.1.
Commercial Tort Claims. Obligors shall promptly notify Lender in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $250,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Lender deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Lender.

7.4.2.
Certain After-Acquired Collateral. Obligors shall (a) promptly notify Lender if a Borrower obtains an interest in any Deposit Account, Chattel Paper, Document, Instrument, Intellectual Property, Investment Property or Letter-of-Credit Right, and (b) upon request, take such actions as Lender deems appropriate to effect its perfected, first priority Lien on Collateral, including obtaining any possession, control agreement or Lien Waiver. If Collateral is in the possession of a third party, Obligors shall obtain an acknowledgment (in form and substance satisfactory to Lender) from such party that it holds the Collateral for the benefit of Lender.

7.5.
Limitations

. The Lien on Collateral granted hereunder is given as security only and shall not subject Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral. In no event shall any Obligor’s grant of a Lien under any Loan Document secure its Excluded Swap Obligations.

7.6.
Further Assurances; Extent of Liens

. All Liens granted to Lender under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Obligors shall deliver such instruments and agreements, and shall take such actions, as Lender deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Obligor authorizes Lender to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Obligor, or words to similar effect, and ratifies any action taken by Lender before the Closing Date to effect or perfect its Lien on any Collateral~~.7.7~~.

7.7.
Foreign Subsidiary Stock

. Notwithstanding Section 7.1, the Collateral shall include only 65% of the voting stock of any Foreign Subsidiary.

7.8.
Pledge Equity Interest and Pledge Debt Instruments.

7.8.1.
Pledged Interests. Schedule 7.8.1 sets forth all Equity Interests and Investment Property owned by each Obligor to the extent included in the Collateral (as such schedule shall be updated in accordance with this section, the “Pledged Interests”). Each Obligor shall promptly notify Lender of any change to Schedule 7.8.1 and, with the consent of Lender, will promptly amend or supplement Schedule 7.8.1 to reflect same, which consent shall not be required if the Schedule is being amended to reflect the consummation of a Permitted Acquisition.

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7.8.2.
Delivery of Certificates. All certificates representing or evidencing any Investment Property or Equity Interests constituting Collateral shall be delivered to and held by or on behalf of Lender, shall be in suitable form for further transfer by delivery, and shall be accompanied by all instruments of transfer or assignment requested by Lender, duly executed in blank and in form and substance acceptable to Lender. The Pledged Interests consisting of Equity Interests pledged hereunder have been duly authorized and validly issued and are fully paid and, to the extent applicable, non-assessable.

7.8.3.
Issuer Agreements. Each Obligor that is the issuer of any Pledged Interests hereby (a) acknowledges the security interest and Lien of Lender in such Collateral granted by the Obligor owning such Pledged Interests and (b) agrees that, with respect to any such Pledged Interests, following the occurrence and during the continuance of an Event of Default, it will comply with the instructions originated by Lender without further consent of any other Obligor.

7.8.4.
Distributions on Investment Property and other Equity Interests. In the event that any cash dividend or cash distribution (a “Dividend”) paid in accordance with this Agreement on any Pledged Interests of any Obligor at a time when no Event of Default has occurred and is continuing, such Dividend may be paid directly to the applicable Obligor. If an Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to Lender for the benefit of the Secured Parties.

7.8.5.
Voting Rights with respect to Equity Interests. So long as no Event of Default has occurred and is continuing, Obligors shall be entitled to exercise any and all voting and other consensual rights pertaining to any of the Pledged Interests or any part thereof for any purpose not prohibited by the terms of this Agreement. If an Event of Default shall have occurred and be continuing and the Lender has provided at least one (1) Business Day’s prior written notice to the Borrower Agent, all rights of Obligors to exercise the voting and other consensual rights that it would otherwise be entitled to exercise shall, at Lender’s option, be suspended, and all such rights shall, at Lender’s option, thereupon become vested in Lender for the benefit of the Secured Parties during the continuation of such Event of Default, and Lender shall, at its option, thereupon have the sole right to exercise such voting and other consensual rights during the continuation of such Event of Default and Lender shall thereupon have the right to act with respect thereto as though it were the outright owner thereof. After all Events of Default have been waived in accordance with the provisions hereof, and so long as the Obligations shall not have been accelerated, each Obligor shall have the right to exercise the voting and other consensual rights and powers that it would have otherwise been entitled to pursuant to this Section 7.8.5.

7.8.6.
Waiver of Certain Provisions of Organic Documents. Each Obligor irrevocably waives any and all of its rights under those provisions of the Organic Documents or any equity holders agreement of each of its Subsidiaries that (i) prohibit, restrict, condition, or otherwise affect the grant hereunder of any Lien on any of the Pledged Interests or any enforcement action (including the sale, transfer or disposition of such Pledged Interests to the Lender or a third party) which may be taken in respect of any such Lien or (ii) otherwise conflict with the terms of this Agreement. Each Obligor represents and warrants to the Lender that written waivers of any such restrictions have been executed by all holders of Pledged Interests that are not Obligors and that all such written waivers have been delivered to the Lender, and if any such written waivers have not been previously executed by all holders of Pledged Interests that are not Obligors then the Obligors shall obtain the same upon written request by Lender. The Obligors hereby agree that the Lender shall be deemed to be the “holder of record” with respect the Pledged Interests in the event that, during the continuance of any Event of Default, it elects to exercise remedies or otherwise transfer of any Pledged Interests.

SECTION 8. COLLATERAL ADMINISTRATION

8.1.
Borrowing Base Reports

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. Borrowers shall deliver to Lender a Borrowing Base Report (i) by the 20th of each month, reporting as of the close of business of the previous accounting month, (ii) during a Reporting Trigger Period, by Wednesday of each week, reporting as of the close of business of the previous week, and (iii) otherwise at such other times and for such periods as Lender may reasonably request. All information (including calculation of Availability) in a Borrowing Base Report shall be certified by Borrowers. Lender may from time to time adjust such report (a) to reflect Lender’s reasonable estimate of declines in value of Collateral, due to collections received in the Dominion Account, reductions in Eligible Cash Amount balances or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (~~b~~c) to the extent any information or calculation does not comply with this Agreement.

8.2.
Accounts.

8.2.1.
Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Lender sales, collection, reconciliation and other reports in form satisfactory to Lender, on such periodic basis as Lender may request. Each Borrower shall also provide to Lender (a) on or before the 20th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and (b) promptly but in any event within 5 Business Days of written request, proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Lender may reasonably request (or samplings of such information as may reasonably be requested by Lender). If Accounts in an aggregate face amount of $250,000 or more cease to be Eligible Accounts (other than through the payment thereof in the Ordinary Course of Business), Borrowers shall notify Lender of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.

8.2.2.
Taxes. If an Account of any Borrower includes a charge for any Taxes, Lender is authorized, in its Permitted Discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, that Lender shall not be liable for any Taxes that may be due from Borrowers or relate to any Collateral.

8.2.3.
Account Verification. Lender shall have the right when conducting audits and appraisals as set forth in Section 10.1.1 (and at any time during the continuance of a Default or Event of Default), in the name of Lender, any designee of Lender or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

8.2.4.
Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Lender. Borrowers shall obtain an agreement (in form and substance satisfactory to Lender) from each lockbox servicer and Dominion Account bank, establishing Lender’s control over and Lien in the lockbox or Dominion Account (which may be exercised by Lender only during a Dominion Trigger Period) requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Lender, Lender may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Lender. Lender assumes no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

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8.2.5.
Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Lender and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3.
Inventory.

8.3.1.
Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs, withdrawals and additions, and shall submit to Lender inventory and reconciliation reports in form satisfactory to Lender, on such periodic basis as Lender may request. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Lender when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Lender a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Lender may request. Lender may observe each physical count.

8.3.2.
Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom;

(c) Lender is promptly notified if the aggregate Value of all Inventory returned in any month exceeds

$250,000; and (d) any payment received by a Borrower for a return is promptly remitted to Lender for application to the Obligations.

8.3.3.
Acquisition, Sale and Maintenance. No Borrower shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4.
Equipment.

8.4.1.
Records and Schedules of Equipment. Each Borrower shall keep materially accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof. Promptly upon request, Borrowers shall deliver to Lender evidence of their ownership or interests in any Equipment.

8.4.2.
Dispositions of Equipment. No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Lender, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens other than Permitted Liens.

8.4.3.
Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that its value and operating efficiency are preserved at all times, reasonable wear and tear excepted. Each Borrower shall take commercially reasonable steps to ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. No Borrower shall permit any Equipment to become affixed to Real Estate unless any landlord or mortgagee delivers a Lien Waiver.

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8.5.
Deposit Accounts

. Schedule 8.5 lists all Deposit Accounts maintained by Borrowers, including Dominion Accounts. Each Borrower shall take all actions necessary to establish Lender’s first priority Lien on each Deposit Account (other than Excluded Deposit Accounts). Borrowers shall be the sole account holder(s) of each Deposit Account and shall not allow any Person (other than Lender) to have control over their Deposit Accounts or any Property deposited therein. Borrowers shall promptly notify Lender of any opening or closing of a Deposit Account and, with the consent of Lender, will amend Schedule 8.5 to reflect same.

8.6.
General Provisions.

8.6.1.
Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Lender.

8.6.2.
Insurance of Collateral; Condemnation Proceeds.

(a)
Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best rating of at least A+, unless otherwise approved by Lender in its discretion) satisfactory to Lender. All flood hazard diligence, documentation and insurance for any Real Estate constituting Collateral shall comply with all Flood Laws and be satisfactory to Lender. All proceeds under each policy shall be payable to Lender. From time to time upon request, Borrowers shall deliver to Lender the originals or certified copies of its insurance policies and updated flood plain searches. Each policy shall include endorsements satisfactory to Lender (i) showing Lender as lender’s loss payee; (ii) requiring 30 days prior written notice to Lender of cancellation of the policy for any reason whatsoever (other than for non-payment of premium in which 10-day notice is required); and (iii) specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for any insurance, Lender may, in its discretion, procure the insurance and charge Borrowers therefor. Each Borrower agrees to deliver to Lender, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, provided the proceeds are delivered to Lender. If an Event of Default exists, only Lender may settle, adjust and compromise such claims.

(b)
Any proceeds of insurance (other than workers’ compensation) and awards from condemnation of Collateral shall be paid directly to Lender for application to the Obligations, unless reinvested as described in the definition of “Capital Expenditure” or as permitted under clause (c) below.

(c)
If requested by Borrowers in writing within 15 days after Lender’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Lender as Cash Collateral) as long as (i) no Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Lender; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Borrowers comply with disbursement procedures for such repair or replacement as Lender may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $250,000.

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8.6.3.
Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Lender to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Lender shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Lender’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4.
Defense of Title. Each Borrower shall defend its title to Collateral and Lender’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7.
Power of Attorney

. Each Borrower hereby irrevocably constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Lender, or Lender’s designee, may (in its discretion), without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a)
Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Lender’s possession or control; and

(b)
During the existence of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Lender deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Lender; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; (xii) exercise any voting or other rights relating to Investment Property; and (xiii) take all other actions as Lender deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1.
General Representations and Warranties

. To induce Lender to enter into this Agreement and to make available the Commitment, Loans and Letters of Credit, each Borrower represents and warrants that:

9.1.1.
Organization and Qualification. Each Borrower and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to

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have a Material Adverse Effect. No Obligor is, or is a subsidiary of, a credit institution, investment firm, or parent company of a credit institution or investment firm, in each case that is established in a member state of the European Union, Iceland, Liechtenstein or Norway, and no Obligor is a Covered Entity. The information included in the most recently provided Beneficial Ownership Certification is true and complete in all material respects.

9.1.2.
Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require imposition of a Lien (other than a Permitted Lien) on any Obligor’s Property.

9.1.3.
Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4.
Capital Structure. Schedule 9.1.4 shows, for each Borrower (other than Company) and Subsidiary, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Lender’s Lien, and all such Equity Interests are duly issued, fully paid and, to the extent applicable, non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or Subsidiary.

9.1.5.
Title to Properties; Priority of Liens. Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Lender, in each case free of Liens except Permitted Liens. No Real Estate owned by a Borrower is located in a special flood hazard zone, except as disclosed on Schedule 9.1.5. Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Lender in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Lender’s Liens.

9.1.6.
Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Report, that:

(a)
it is genuine and in all respects what it purports to be;

(b)
it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)
it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available upon request to Lender;

(d)
it is not subject to any offset, Lien (other than Lender’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of

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Business and disclosed to Lender; and it is absolutely owing by the Account Debtor, without contingency of any kind;

(e)
no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Lender (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)
no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Lender hereunder; and

(g)
to Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.7.
Financial Statements. The consolidated balance sheet, and related statements of income, cash flow and shareholders equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Lender, are prepared in accordance with GAAP (excluding the financial statements for the months ending October 31, 2022 through and including February 29, 2023), and fairly present the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Lender have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time it being understood that projections are subject to the uncertainties inherent in estimating the future performance of a business enterprise and are not a guarantee of future financial performance. Since March 31, 2020, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Lender at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. The Borrowers, taken as a whole on a consolidated basis, are Solvent.

9.1.8.
Surety Obligations. No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9.
Taxes. Each Borrower and Subsidiary has filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes and for its current Fiscal Year.

9.1.10.
Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11.
Intellectual Property. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without material conflict with any rights of others. There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any

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Intellectual Property). Except as disclosed on Schedule 9.1.11, no Borrower or Subsidiary pays or owes any royalty or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Borrower or Subsidiary is shown on Schedule 9.1.11.

9.1.12.
Governmental Approvals. Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where the failure to be in compliance or good standing could not reasonably be expected to result in a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13.
Compliance with Laws. Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law. No Inventory has been produced in violation of the FLSA.

9.1.14.
Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, no Borrower’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Borrower or Subsidiary has received any Environmental Notice. No Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15.
Burdensome Contracts. No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16.
Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Borrower or Subsidiary, or any of their businesses, operations, Properties or financial condition, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Borrower or Subsidiary. Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $250,000). No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17.
No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a material default, under any Material Contract or in the payment of any Borrowed Money. There is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.18.
ERISA. Except as disclosed on Schedule 9.1.18:

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(a)
Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b)
There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect. No Borrower is or will be using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to its entrance into, participation in, administration of and performance of the Loans, Letter of Credits, Commitments or Loan Documents.

(c)
No ERISA Event has occurred or is reasonably expected to occur. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%. No Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid. No Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. No Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan.

(d)
With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19.
Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary. There exists no condition or circumstance that could reasonably be expected to materially impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20.
Labor Relations. No Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

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9.1.21.
Payable Practices. No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22.
Not a Regulated Entity. No Obligor is (a) an “investment company” or “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, Interstate Commerce Act, any public utilities code or other Applicable Law regarding its authority to incur Debt.

9.1.23.
Margin Stock. No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Federal Reserve Board of Governors.

9.1.24.
OFAC; Anti-Corruption Laws. No Obligor or Subsidiary, or director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by an individual or entity that is currently the target of any Sanction or is located, organized or resident in a country, territory or jurisdiction that is the subject of a Sanction. Each Obligor and Subsidiary has conducted its business in compliance with all applicable Anti-Corruption Laws.

9.2.
Complete Disclosure

. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Lender in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1.
Affirmative Covenants

. As long as the Commitment or any Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:

10.1.1.
Inspections; Appraisals.

(a)
Permit Lender from time to time, subject (unless a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lender shall have no duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Lender for its purposes, and Borrowers shall not be entitled to rely upon them.

(b)
Reimburse Lender for all its charges, costs and expenses in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Lender deems appropriate, up to one time in any twelve month period, plus one additional examination in any twelve month period following the occurrence of an Inspection Trigger Event and (ii) appraisals of Inventory up to one time in any twelve month period, plus one additional appraisal in any twelve month period following the occurrence of an Inspection Trigger Event. Notwithstanding the foregoing limitations, if any examination or appraisal of any Property is initiated during a Default or Event of

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Default, all charges, costs and expenses relating thereto shall be reimbursed by Borrowers without regard to the limits set forth above. Subject to and without limiting the foregoing, Borrowers agree to pay Lender’s then standard charges for examination activities, including charges of Lender’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Lender.

10.1.2.
Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Lender:

(a)
as soon as available, and in any event within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders equity for such Fiscal Year, on consolidated basis for Borrowers and Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Lender, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Lender;

(b)
as soon as available, and in any event within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated basis for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP (excluding the financial statements for the months ending October 31, 2022 through and including February 29, 2023) and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(c)
concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Lender while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(d)
concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(e)
not later than 30 days following the end of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month, and for the next three Fiscal Years, year by year;

(f)
at Lender’s request (but no more frequently than monthly so long as no Default or Event of Default exists), a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Lender;

(g)
promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

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(h)
promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and

(i)
such other reports and information (financial or otherwise) as Lender may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition, ownership or business.

10.1.3.
Notices. Notify Lender in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any material default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding

$250,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the occurrence of any ERISA Event;

(j)
the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; (k) any opening of a new office or place of business, at least 30 days prior to such opening, or (l) any transaction with an Affiliate involving amounts, property or payments in excess of $100,000 individually or

$500,000 in the aggregate in any Fiscal Year.

10.1.4.
Landlord and Storage Agreements. Upon request, provide Lender with copies of all existing agreements, and promptly after execution thereof provide Lender with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5.
Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Each Borrower and Subsidiary shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Sanctions. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Lender and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6.
Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7.
Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance in form and substance and with insurers (with a Best rating of at least A+, unless otherwise approved by Lender in its discretion) satisfactory to Lender, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $6,000,000, in each case with deductibles, endorsements and assignments satisfactory to Lender.

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10.1.8.
Licenses. (a) Keep each License affecting any material portion of the Collateral (including manufacture, distribution or disposition of Inventory) or the services provided by the Borrowers and Subsidiaries (each a “Material License”) in full force and effect; (b) promptly notify Lender of any proposed material modification to any such Material License, or entry into any new License that would be a Material License, in each case, to the extent such modification or new License would require the consent of any Person other than the Borrowers (i) to the assignment thereof to the Lender or (ii) to permit the Lender to sell inventory pursuant to the terms of such License; (c) pay all royalties and other amounts when due under any Material License; and (d) notify Lender of any default or breach asserted by any Person to have occurred under any Material License, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

10.1.9.
Future Subsidiaries. Promptly notify Lender upon any Person becoming a Subsidiary and deliver any know-your-customer or other background diligence information requested by Lender with respect to such Subsidiary; and (provided it is not a Foreign Subsidiary) cause it to guaranty the Obligations in a manner satisfactory to Lender, and to execute and deliver such documents, instruments and agreements and to take such other actions as Lender shall require to evidence and perfect a Lien in favor of Lender on all assets of such Person and pledge and assignment of its equity interests, including delivery of such legal opinions, in form and substance satisfactory to Lender deems appropriate.

10.1.10.
Depository Bank.

(a)
Maintain Lender as its principal depository bank, including for the maintenance of all operating, collection, disbursement and other deposit accounts and for all Cash Management Services.

(b)
Within 60 days of the Closing Date, cause all Deposit Accounts (other than Excluded Deposit Accounts) with any financial institution other than Bank of America to be closed or become subject to a Deposit Account Control Agreement.

10.2.
Negative Covenants

. As long as the Commitment or any Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

10.2.1.
Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a)
the Obligations;

(b)
Subordinated Debt;

(c)
Permitted Purchase Money Debt;

(d)
existing Borrowed Money not satisfied with the initial Loan proceeds;

(e)
Bank Product Debt incurred in the Ordinary Course of Business;

(f)
Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $250,000 in the aggregate at any time;

(g)
Permitted Contingent Obligations;

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(h)
Debt among Borrowers constituting loans and advances permitted pursuant to

Section 10.2.7(d);

(i)
Refinancing Debt as long as each Refinancing Condition is satisfied;

(j)
~~[reserved.]~~Voltrek and Stay-Lite Earn-Out Obligations;

(k)
unpaid insurance premiums (not in excess of one (1) years’ premiums) owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business;

(l)
to the extent constituting Debt, the Sentry Transactions;

(m)
the WAB Credit Card Program; and

(n)
other unsecured Debt up to $250,000 in the aggregate at any time.

10.2.2.
Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)
Liens in favor of Lender and Secured Parties;

(b)
Purchase Money Liens securing Permitted Purchase Money Debt;

(c)
Liens for Taxes not yet due or being Properly Contested;

(d)
statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e)
Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Lender’s Liens and are required or provided by law;

(f)
Liens arising in the Ordinary Course of Business and subject to Lien Waivers;

(g)
Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Lender’s Liens;

(h)
easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)
normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)
Liens on assets (other than Accounts and Inventory) acquired in a Permitted Acquisition, securing Debt permitted by Section 10.2.1(f);

(k)
attachments, appeal bonds, judgments and other similar liens, related to judgments not constituting an Event of Default under Section 11.1(g);

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(l)
Liens arising from precautionary uniform commercial code financing statements (or equivalent filings or registrations in foreign jurisdictions) filed under any Operating Lease;

(m)
non-exclusive licenses, sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business not interfering with the business of Obligors or any of their Subsidiaries and not adversely impacting the Collateral or Lender’s rights therein;

(n)
Liens on Sentry Related Assets securing the Sentry Transactions;

(o)
Liens on cash collateral in an amount of up to $330,000 provided to secure the WAB Credit Card Program; and

(p)
existing Liens shown on Schedule 10.2.2.

10.2.3.
[Reserved.]

10.2.4.
Distributions; Upstream Payments.

(a)
Declare or make any Distributions, except (i) Upstream Payments and (ii) other Distributions made when the Payment Conditions are met; or

(b)
Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make an Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law, as permitted by Section 10.2.14 or in effect on the Closing Date as shown on Schedule 9.1.15.

10.2.5.
Investments. Make any Restricted Investment or have Unrestricted Cash in excess of $250,000 in the aggregate for Borrowers and Subsidiaries at any time that Loans are outstanding.

10.2.6.
Disposition of Assets. Make any Asset Disposition, except a Permitted Asset

Disposition.

10.2.7.
Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) intercompany loans by an Obligor to another Obligor; and (e) as long as no Default or Event of Default exists, intercompany loans by an Obligor to any subsidiary that is not an Obligor in an aggregate outstanding amount of up to

$250,000 at any time.

10.2.8.
Restrictions on Payment of Certain Debt. (a) Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such; or (b) Borrowed Money (other than the Obligations) permitted hereunder prior to its due date under the agreements evidencing or governing such Debt as in effect on the Closing Date (or as amended thereafter or incurred with the consent of Lender); provided, however, that prepayments otherwise restricted under clauses (a) or (b) above may be made so long as the Payment Conditions are satisfied with respect thereto.

10.2.9.
Fundamental Changes. Change its name or conduct business under any fictitious name or change its tax, charter or other organizational identification number, in each case, without giving Lender at least 30 days prior written notice; change its organizational form or state of organization;

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liquidate, wind up its affairs or dissolve itself; or consummate (or unwind) a statutory division; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (a) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into an Obligor (so long as if such transaction involves a Borrower, the Borrower is the surviving Person) or (b) Permitted Acquisitions.

10.2.10.
Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9, 10.2.5 or 10.2.9; or permit any existing Subsidiary to issue any additional Equity Interests except to a Borrower or directors’ qualifying shares.

10.2.11.
Organic Documents. Amend, modify or otherwise change any of its Organic Documents, except in any manner that is materially adverse to Lender, including in connection with a transaction permitted under Section 10.2.9.

10.2.12.
Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

10.2.13.
Accounting Changes. Make any material change in accounting treatment or reporting practices, except in accordance with Section 1.2; or change its Fiscal Year.

10.2.14.
Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

10.2.15.
Swaps. Enter into any Swap, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16.
Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17.
Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions solely among Obligors; (d) transactions with Affiliates consummated prior to the Closing Date, as shown on Schedule 10.2.17; and (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18.
Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.19.
Amendments to Subordinated Debt or Material Debt. Amend, supplement or otherwise modify any document, instrument or agreement relating to any Material Debt or Subordinated Debt if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lender; or (g) results in the Obligations not being fully benefited by the subordination provisions thereof.

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10.3.
Financial Covenants

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. As long as the Commitment or any Obligations are outstanding, Borrowers shall:

10.3.1.
Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio for each 12 month period of at least 1.0 to 1.0 while a Financial Covenant Trigger Period is in effect, measured for the most recent period for which financial statements were delivered hereunder prior to the Financial Covenant Trigger Period and each period ending thereafter until the Financial Covenant Trigger Period is no longer in effect.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.
Events of Default

. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)
Any Borrower fails to pay its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)
Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)
A Borrower breaches or fails to perform any covenant contained in Sections 8.2.4, 8.2.5, 8.5, 8.6.2(a), 10.1.1, 10.2 or 10.3, or a Borrower breaches or fails to perform any covenant contained in Sections 7.4.2, 8.1 or 10.1.2 and such breach of failure continues uncured for three Business Days;

(d)
An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 15 Business Days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Lender, whichever is sooner; provided, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)
A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Lender; it is unlawful for an Obligor to perform any of its obligations under a Loan Document; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Lender);

(f)
Any breach or default of an Obligor occurs under (i) any Swap; or (ii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $250,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)
Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $250,000 (net of insurance coverage therefor that has not been denied by the insurer), unless a stay of enforcement of such judgment or order is in effect;

(h)
A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $250,000;

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(i)
An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any Material License, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or the Obligors, taken as a whole on a consolidated basis, are not Solvent;

(j)
An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;

(k)
An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l)
An Obligor or any of its Senior Officers is criminally indicted or convicted for

(i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or

(m)
A Change of Control occurs.

11.2.
Remedies upon Default

. If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and the Commitment shall terminate, without any action by Lender or notice of any kind. In addition, or if any other Event of Default occurs and has not been waived by Lender, Lender may in its discretion do any one or more of the following from time to time:

(a)
declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)
terminate, reduce or condition the Commitment or adjust the Borrowing Base;

(c)
require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable; and

(d)
exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Lender at a place designated by Lender; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the

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premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Lender, in its discretion, deems advisable. Each Borrower agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by Lender shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Lender may conduct sales on any Obligor’s premises, without charge, and any sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Lender may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3.
License

. Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Lender’s benefit.

11.4.
Setoff

. At any time during the existence of an Event of Default, Lender and its Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5.
Remedies Cumulative; No Waiver.

11.5.1.
Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Lender under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2.
Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

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SECTION 12. MISCELLANEOUS

12.1.
Amendments and Waivers.

12.1.1.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Lender, and their respective successors and assigns, except that no Obligor may assign or delegate its rights or obligations under any Loan Documents.

12.1.2.
Amendments and Other Modifications. No modification of any Loan Document, including any amendment, supplement or extension of a Loan Document or waiver of a Default or Event of Default, shall be effective without the prior written agreement of Lender and each Obligor party to such Loan Document; provided, that if Real Estate secures any Obligations, no modification of a Loan Document shall add, increase, renew or extend any credit line hereunder until completion of flood diligence and documentation as required by Flood Laws and satisfactory to Lender; and provided further, that only the consent of the parties to a Bank Product agreement shall be required for any modification of such agreement. Notwithstanding anything in any Loan Document to the contrary, ~~LIBOR and related matters may be modified in accordance with Section 3.6 and no~~Lender may make or adopt Conforming Changes from time to time and any amendment implementing such changes will become effective without further action or consent ~~by~~of any other party; provided, that Lender shall ~~be required~~post or otherwise provide each such amendment to Borrowers reasonably promptly after it becomes effective. Any waiver or consent granted by Lender shall be effective only if in writing, and only for the matter specified.

12.2.
Indemnity

. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR

ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

12.3.
Notices and Communications.

12.3.1.
Notice Address. Subject to Section 12.3.2, all Communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof, or at such other address as a party may hereafter specify by notice in accordance with this Section 12.3. Each Communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Lender pursuant to Section 2.1.3, 2.2, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Lender such notice is required to be sent. Any written Communication not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

12.3.2.
Communications. Electronic and telephonic Communications (including e-mail, messaging, voice mail and websites) may be used only in a manner acceptable to Lender. Lender makes no assurance as to the privacy or security of electronic or telephonic Communications. E-mail and voice mail shall not be effective notices under the Loan Documents.

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12.3.3.
Platform. Borrower Materials shall be delivered by Borrowers pursuant to procedures approved by Lender, including electronic delivery (if requested by Lender) to an electronic system maintained by it (“Platform”). Borrowers shall notify Lender of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Lender only upon its receipt of such notice. The Platform is provided “as is” and “as available.” Lender does not warrant the adequacy or functioning of the Platform, and expressly disclaims liability for any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY LENDER WITH RESPECT TO THE PLATFORM. No Indemnitee

shall have any liability to Obligors or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of any information via the Platform, internet, e-mail, or any other electronic platform or messaging system.

12.3.4.
Non-Conforming Communications. Lender may rely on any Communication purportedly given by or on behalf of an Obligor even if it was not made in a manner specified herein, incomplete or not confirmed, or if the terms thereof, as understood by the recipient, varied from an earlier Communication or later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic Communication purportedly given by or on behalf of any Obligor.

12.4.
Performance of Borrowers’ Obligations

. Lender may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Lender to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Lender’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Lender under this Section shall be reimbursed by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

12.5.
Credit Inquiries

. Lender may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

12.6.
Severability

. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

12.7.
Cumulative Effect; Conflict of Terms

. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in

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another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

12.8.
Execution; Electronic Records

. A Communication, including any required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with a Communication shall be valid and binding on each Obligor and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered. A Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention. Lender may, at its option, create one or more copies of a Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document. Any Communication in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Lender is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) Lender is entitled to rely on any Electronic Signature purportedly given by or on behalf of an Obligor without further verification; and (c) upon request by Lender, an Electronic Signature shall be promptly followed by a manually executed counterpart. “Electronic Record” and “Electronic Signature” are used herein as defined in 15 U.S.C. § 7006.

12.9.
Entire Agreement

. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

12.10.
No Control; No Advisory or Fiduciary Responsibility

. Nothing in any Loan Document and no action of Lender pursuant to any Loan Document shall be deemed to constitute control of any Obligor by Lender. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and all related services by Lender or its Affiliates are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory, tax and other advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Lender and its Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Lender and its Affiliates with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

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12.11.
Confidentiality

. Lender agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and its and their partners, directors, officers, employees and Lender Professionals (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any potential or actual transferee of any interest in a Loan Document or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) to the extent such Information is (i) publicly available other than as a result of a breach of this Section, (ii) available to Lender or its Affiliates on a nonconfidential basis from a source other than Borrowers, or (iii) independently discovered or developed by a party hereto without utilizing any Information or violating this Section; (h) on a confidential basis to a provider of a Platform; or (i) with the consent of Borrower Agent. Borrowers consent to the publication by Lender of customary advertising material relating to transactions contemplated hereby, using the names, product photographs, logos or trademarks of Borrowers and Subsidiaries. Lender may disclose information regarding this Agreement and the credit facility hereunder to market data collectors, similar service providers to the lending industry, and Lender’s service providers in connection with the Loan Documents and Commitment. As used herein, “Information” means information received from an Obligor or Subsidiary relating to it or its business, that is identified as confidential when delivered. A Person required to maintain confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Lender acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

12.12.
[Reserved.]

12.13.
GOVERNING LAW

. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

12.14.
Consent to Forum.

12.14.1.
Forum. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF ILLINOIS, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR

NOTICES IN SECTION 12.3.1. A final judgment in any proceeding of any such court shall be

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conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

12.14.2.
Other Jurisdictions. Nothing herein shall limit the right of Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Lender of any judgment or order obtained in any forum or jurisdiction.

12.15.
Waivers by Borrowers

. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which each Secured Party hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which a Borrower may in any way be liable, and hereby ratifies anything Lender may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Lender to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against an Indemnitee on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Lender entering into this Agreement and that Lender is relying upon the foregoing in its dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

12.16.
Acknowledgement Regarding Supported QFCs

. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

12.16.1.
Covered Party. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if

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the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

12.16.2.
Definitions. As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

12.17.
Patriot Act Notice; Beneficial Ownership Regulation

. Lender hereby notifies Borrowers that pursuant to the Patriot Act, Lender is required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Lender to identify it in accordance with the Patriot Act. Lender will also require information regarding any personal guarantor and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and information as Lender may request from time to time for purposes of complying with any “know your customer,” anti-money laundering or other requirements of Applicable Law, including the Patriot Act and Beneficial Ownership Regulation.

12.18.
NO ORAL AGREEMENT

. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

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